TELLABS

ADVANTAGE PROGRAM

As Amended and Restated

Effective as of January 1, 1999

ARTICLE 1
General

1.1 Purpose. It is the intention of the Employer to continue to provide for the administration of the Tellabs Retirement Plan, a money purchase pension plan, together with a retiree medical benefits account under the provisions of Section 401(h) of the Code, and the Tellabs Profit Sharing and Savings Plan, a profit sharing and Code Section 401(k) savings program as parts of this Tellabs Advantage Program (the "Plan") and a Trust Fund in conjunction therewith for the benefit of eligible employees of the Employer, in accordance with the provisions of Sections 401 and 501 of the Code and in accordance with other provisions of law relating to money purchase pension and profit sharing plans. Except as otherwise provided in this Plan or Trust, upon the transfer by an Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of an Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries.

1.2 Source of Funds. The Trust Fund shall be created, funded and maintained by contributions of an Employer, by contributions of Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.

1.3 Scope of Plan Coverage. The provisions of the Plan as herein restated shall be effective as of January 1, 1999 except for certain provisions the effective dates of which are set forth therein. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the plan is made specifically applicable to such person.

1.4 Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.

"Account" means each of the individual accounts established pursuant to Article 5 (Accounting Provisions and Allocations) representing a Participant's allocable share of the Trust Fund.

"Accounts" means the collective individual accounts established pursuant to Article 5 (Accounting Provisions and Allocations).

"Actual Deferral Percentage" and "Actual Deferral Percentage Tests" are described in Section 3.5 (Limitations on Before-Tax Contributions Under the Savings Program).

"Administrative Committee" is the Committee so appointed in accordance with Article 9 (Powers and Duties of Committees) as the administrator and named fiduciary of the Plan.

"Affiliate" means any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as is the Company. For purposes of determining the amount of a Participant's Annual Addition or Section 415 Compensation or applying the limits of Section 415 of the Code set forth in Article 5 (Accounting Provisions and Allocations), "Affiliate" shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Section 414(b) or (c) of the Code as modified by Section 415(h) thereof, as is the Company.

"After-Tax Contribution" means after-tax employee contributions made by Participants under the Plan prior to January 1, 1994.

"Aggregate Limit" is described in Section 3.8 (Multiple Use).

"Annual Addition" means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Matching Contributions, Employer Contributions (including forfeitures allocated as a part thereof) and, for Limitation Years beginning prior to January 1, 1994, After-Tax Contributions, allocated to the Accounts of a Participant under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by an Employer or Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by an Employer or Affiliate.

"Annuity Starting Date" is the first day of the first period for which a benefit is payable in the form of an annuity or any other form.

"Basic Before-Tax Contribution" means, for any period with respect to a Participant, the portion of the Before-Tax Contribution made on his behalf by an Employer during such period equal to the lesser of 3% of the Participant's Considered Compensation paid during such period or the Participant's Before-Tax Contribution for such period. For any period, "Basic Before-Tax Contribution" means, with respect to the Employer, the sum of such contributions.

"Before-Tax Contribution" means, with respect to a Participant, the contribution by an Employer on his behalf described in Section 3.4 (Before-Tax Contribution Under the Savings Program) and, with respect to the Employer, means the sum of such contributions.

"Board of Directors" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as from time to time amended.

"Coherent Accounts" means the separate Coherent Before-Tax Account, Coherent Employer Account and Coherent Rollover Account of Coherent Participants described in Section 5.1 (Participant Accounts).

"Coherent Acquisition Date" means the date of the acquisition of Coherent Communications Systems Corporation by Tellabs, Inc.

"Coherent Participant" means employees of Coherent Communications Systems Corporation or any subsidiary thereof who were participants in the Coherent Plan on December 31, 1998 and (a) became Participants in the Plan on January 1, 1999, or (b) whose Coherent Accounts were subsequently transferred from the Coherent Plan to the Trust Fund as a result of the merger of the Coherent Plan into the Plan effective April 1, 1999.

"Coherent Plan" means the Coherent Communications Systems Corporation Savings Incentive Plan as in effect on the Coherent Acquisition Date, and as amended from time to time thereafter up to and including its merger into the Plan effective April 1, 1999.

"Committees" means the Administrative Committee and the Investment Committee appointed pursuant to Article 9 (Powers and Duties of the Committees).

"Company" means Tellabs Operations, Inc., a Delaware corporation.

"Compensation" means a Participant's "Considered Compensation," "Section 415 Compensation," or "Total Compensation", as follows:

(a) "Considered Compensation" means a Participant's Total Compensation during any period paid while he was a Participant but excluding any automobile allowance, reimbursement for moving, relocation or education expenses, income from participation in any stock purchase plan, income from stock awards, income from the exercise of stock options, stock appreciation rights, dividends on restricted stock, hiring bonuses or similar remuneration or other extraordinary remuneration; provided, however, that Considered Compensation for a Plan Year shall not include any amount in excess of $160,000, (or, if greater, the compensation limit under Code Section 401(a)(17)(B), as adjusted by the Secretary of the Treasury for increases in the cost of living). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(b) "Section 415 Compensation" for a period is the Participant's wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source, and all other payments of compensation to the Participant by the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus for the 1998 and subsequent Plan Years, amounts excluded from the Participant's income for the period under Code Sections 125, 401(k) or 403(b).

(c) "Total Compensation" for a period is the Participant's wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source, and all other payments of compensation to the Participant by the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus amounts excluded from the Participant's income for the period under Code Sections 125, 401(k) or 403(b).

"Contribution Percentage" and "Contribution Percentage Tests" are described in Section 3.7 (Limitations on Matching Contributions Under the Savings Program).

"Dependent" means an individual entitled to medical benefits as a dependent of an Eligible Retiree, as described in Section 14.2 (Retiree Medical Benefits Definitions).

"Defined Contribution Dollar Limitation" is an amount equal to $30,000, as adjusted by the Secretary of the Treasury for increases in the cost of living pursuant to Code Section 415(d), prorated for any Limitation Year of less than 12 months; provided that for purposes of Section 511(a)(ii), such amount shall be reduced by the amounts allocated to any medical accounts described in subsection (c) of "Annual Addition."

"Election Period" means the period defined in Section 7.2 (Qualified Joint and Survivor Annuity - Retirement Account) relating to the period during which a Participant may elect to have the Participant's Retirement Account distributed in a form other than a Qualified Joint and Survivor Annuity.

"Eligible Employee" is any individual who is employed by the Employer, other than (a) a Leased Employee, (b) a Limited Term Employee, (c) a Member of a Collective Bargaining Unit, (d) an individual providing services to the Employer in the capacity of, or who is or was designated by the Employer as, an independent contractor, or (e) a non-resident alien with no earned income from sources within the United States. Notwithstanding the foregoing, any individual employed by Coherent Communications Systems Corporation or any subsidiary thereof as of the Coherent Acquisition Date, or thereafter until December 31, 1998, shall not become an Eligible Employee until January 1, 1999.

"Eligible Individual" means an individual entitled to Medical Benefits, as described in Section 14.2 (Retiree Medical Benefits Definitions).

"Eligible Participant" is a Participant as defined in Section 5.4 (Eligibility to Share in Employer Contribution and Forfeiture).

"Eligible Retiree" means an individual entitled to receive retiree medical benefits under the Health Plan, as described in Section 14.2 (Retiree Medical Benefits Definitions).

"Eligible Retirement Plan" with respect to a Participant, the surviving spouse of a Participant or a former spouse of the Participant who is an alternate payee under a qualified domestic relations order is (a) an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b), and, with respect to a Participant, is also (b) an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a).

"Eligible Rollover Distribution" is any distribution of all or a portion of the Accounts distributable to a Participant, the surviving spouse of a Participant or the former spouse of the Participant who is an alternate payee under a qualified domestic relations order; provided, however, (a) the portion of any distribution required to be made under Code Section 401(a)(9), and (b) the portion of any distribution that is not includable in the gross income of the recipient (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), shall not constitute an Eligible Rollover Distribution.

"Eligibility Period" is a rolling one-year period used for the purpose of determining when an employee is eligible to participate in the Plan. An employee's first Eligibility Period shall commence on the date on which he first completes an Hour of Service. Subsequent Eligibility Periods shall commence on the first day of each month following such date. Notwithstanding the foregoing, the initial Eligibility Period of a former employee who is reemployed after incurring a Period of Severance of one year or more and who is not eligible for immediate participation pursuant to Section 2.1(c) (Eligibility Requirements) shall commence on the date on which he first performs duties for an Employer or an Affiliate after such Period of Severance and subsequent Eligibility Periods shall commence on the Entry Date following such date.

"Employer" means the Company or any Affiliate which becomes an Employer pursuant to the provisions of Article 13 (Adoption by Affiliate), and, for purposes of Article 8 (Top Heavy Plan Requirements), is described in Section 8.1 (Top Heavy Definitions).

"Entry Date" means the first day of each Plan Year, the first day of the fourth month of each Plan Year, the first day of the seventh month of each Plan Year and the first day of the tenth month of the Plan Year shall be an "Entry Date." Solely for purposes of Section 2.1(d) and the ability to participate in the Savings Program on a limited basis commencing April 1, 1999, each business day shall also be an "Entry Date."

"ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

"Employer Excess Contribution" is the contribution defined in Section 3.1 (Employer Contributions).

"Excess Forfeiture Suspense Account" means the Account described in Section 5.11 (Limitations on Annual Additions).

"Excess Tentative Employer Contribution" means the excess contribution described in Section 5.11 (Limitations on Annual Additions).

"Five-Percent Owner" means an employee described in Code Section 416(i)(1).

"Funds" means the separate investment funds as described in Section 5.2.

"Health Plan" means a retiree medical plan maintained by an Employer, as described in Section 14.2 (Retiree Medical Benefits Definitions).

"Highly Compensated Employee" means, for the Determination Year, an employee of the Employer or an Affiliate who was an Eligible Participant during the Plan Year and who:

(a) during the immediately preceding Plan Year:

(i) was a Five-Percent Owner; or

(ii) received Total Compensation in excess of $80,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(5)) when ranked on the basis of Total Compensation paid for that year; or

(b) at any time during the Determination Year is a Five-Percent Owner.

For purposes of this definition, "Determination Year" means the current Plan Year.

To the extent required by Code Section 414(q)(6), a former employee who was a Highly Compensated Employee when he separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

"Hour of Service" is:

(a) each hour for which an employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliate;

(b) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; and

(c) each hour for which an employee is paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (c), all payments made or due shall be taken into account, whether such payments are made directly by an Employer or an Affiliate or indirectly (e.g., through a trust fund or insurer to which an Employer or an Affiliate makes payments, or otherwise), except that:

(i) no more than 501 such Hours of Service shall be credited for any continuous period during which the employee performs no duties;

(ii) no such Hours of Service shall be credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws; and

(iii) no such Hours of Service shall be credited for payments which are made solely to reimburse the employee for medical or medically related expenses.

The Hours of Service, if any, for which an employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to an employee for whom a record of hours worked is not maintained, an employee shall be credited with 45 Hours of Service for each week in which he completes at least one Hour of Service. In addition, an employee shall be credited with Hours of Service for each week the employee is on a leave of absence in accordance with Section 2.4 (Leaves of Absence); provided however, that except as provided in Section 2.4, no more than 501 Hours of Service shall be credited with respect to any continuous period of a leave of absence.

"Individual Beneficiary" means a natural person designated by the Participant in accordance with Section 7.5 (Beneficiaries) to receive all or any portion of the amounts remaining in the Participant's Accounts at the time of the Participant's death. "Individual Beneficiary" also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section 7.5 to receive all or a portion of such amount, provided the trust complies with the requirements of Code Section 401(a)(9) and the regulations promulgated thereunder, including that the trust is irrevocable, the beneficiaries with respect to the trust's interest in the Participant's Accounts are identifiable from the trust agreement, and a copy of the trust agreement is provided to the Administrative Committee prior to the date distributions commence to such trust.

"Investment Committee" is the Committee so appointed in accordance with Article 9 (Powers and Duties of Committees).

"Investment Manager" means a registered investment adviser or other entity, as described in Section 9.8 (Investment Policy).

"Key Employee" means an employee described in Section 8.1 (Top-Heavy Definitions).

"Leased Employee" means any individual who is not an employee of an Employer or an Affiliate and who provides services for an Employer if:

(a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person;

(b) such individual has performed such services for the Employer (or a related person within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year; and

(c) such services have been performed under the primary direction or control of an Employer or an Affiliate.

"Limited Term Employee" is an employee whose employment is for a temporary basis and is classified as a limited term employee, a coop employee, or an intern employee under the records of his Employer.

"Limitation Year" means the Plan Year.

"Matching Contribution" is the contribution referred to in Section 3.6 (Matching Contribution Under the Savings Program).

"Maximum Annual Addition" is the amount defined in Section 5.11 (Limitations on Annual Additions).

"Medical Benefits" means the benefits described in Section 14.2 (Retiree Medical Benefits Definitions).

"Medical Benefits Account" means the account established in accordance with Code Section 401(h) as part of the Retirement Program for the purpose of providing retiree medical benefits, as described in Article 14 (Retiree Medical Benefits).

"Member of a Collective Bargaining Unit" is any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

"Multiple Use" is described in Section 3.8 (Multiple Use).

"Non-Highly Compensated Employee" means, for any Plan Year, any employee of an Employer or Affiliate who (a) at any time during the Plan Year was an Eligible Participant, and (b) was not a Highly Compensated Employee for such Plan Year.

"Normal Retirement Date" means a Participant's 65th birthday.

"One-Percent Owner" means an employee described in Code Section 416(i)(1).

"Participant" means (a) a current employee of an Employer or an Affiliate who has become eligible to participate in the Plan pursuant to Section 2.1 (Eligibility Requirements) or (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

"Permissive Aggregation Group" and "Required Aggregation Group" are described in Section 8.1 (Top-Heavy Definitions).

"Plan" means the Tellabs Advantage Program set forth herein, including all Appendices hereto.

"Plan Year" means a 12-month period beginning on January 1 and ending on December 31.

"Present Value" is described in Section 8.1 (Top-Heavy Definitions).

"Profit Sharing Contribution" means the contribution referred to in Section 3.3 (Profit Sharing Contribution Under the Savings Program).

"Provisional Annual Addition" means the amount described in Section 5.10 (Provisional Annual Addition).

"Qualified Joint and Survivor Annuity" for a married Participant means an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his spouse in an amount which is 1/2 of the amount payable while the Participant was living, and for an unmarried Participant means an annuity for the life of the Participant only.

"Required Beginning Date" means:

(a) for a Participant other than a Five-Percent Owner, the April 1 following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment with all Employers and Affiliates, or

(b) for a Participant who at any time during or after the calendar year in which he attained age 66-1/2 was or became a Five-Percent Owner, the April 1 following the later of (1) the calendar year in which he attained age 70-1/2 or (2) the earlier of the calendar year in which he became a Five-Percent Owner or his employment with all Employers and Affiliates terminates.

"Retirement Contribution" means the contribution referred to in Section 3.2 (Retirement Contribution Under Retirement Program).

"Retirement Program" means the provisions of this Plan relating to the Tellabs Retirement Plan, the money purchase pension plan which forms a part hereof.

"Rollover Contribution" means (i) all or a portion of a qualified total distribution received by an employee from another qualified plan which is eligible for tax-free rollover to a qualified plan and which is transferred by the employee to this Plan within 60 days following his receipt thereof; (ii) amounts transferred to this Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were (A) previously distributed to the employee by another qualified plan as a qualified total distribution, (B) eligible for tax-free rollover to a qualified plan and (C) deposited in such conduit individual retirement account within 60 days of receipt thereof; (iii) amounts distributed to the employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account; and (iv) an eligible rollover distribution within the meaning of Code Section 401(a)(31).

"Savings Program" means the provisions of the Plan relating to the Tellabs Profit Sharing and Savings Plan, a profit sharing and Code Section 401 savings and matching contribution plan which forms a part hereof.

"Service" means the period credited to an Eligible Employee or Participant for purposes of determining the level of a Participant's nonforfeitable benefits under the Tellabs Retirement Program. A Participant's or Eligible Employee's Service shall be the period beginning on his Employment Commencement Date (or Re-employment Commencement Date, if applicable) and ending on his Termination Date, computed in accordance with the following rules:

(a) Special Definitions.

(i) "Employment Commencement Date" means the date an employee first performs an Hour of Service.

(ii) "Termination Date" means the earlier of:

(A) The date on which an employee quits, retires, is discharged or dies; or

(B) The first anniversary of the first day of a period in which an employee remains absent from service (with or without pay) with any Affiliate for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff, except that this clause (B) shall not apply to an employee on leave of absence for service in the United States armed forces or the Family and Medical Leave Act of 1993.

(iii) "Re-employment Commencement Date" means the date on which an employee first performs an Hour of Service following a Period of Severance.

(iv) "Period of Severance" means the period beginning on an employee's Termination Date and ending on his Re-employment Commencement Date.

(v) "Year of Service" means each full year (on the basis that 365 days equal a full year) in the employee's period of Service.

(b) Aggregation Rule. All of an employee's periods of Service with any Affiliate shall be aggregated on the basis that 365 days equal a full year, except that if an employee has a Period of Severance of five years or more:

(i) The prior period of Service shall be disregarded unless (A) his Retirement Account was nonforfeitable at the time the Period of Severance began or (B) the Period of Severance is less than the prior period of Service, and

(ii) Any period of Service after such Period of Severance shall be disregarded in determining the vested percentage of his Retirement Account which accrued before the Period of Severance.

(c) Service Spanning Rule. If an employee's Re-employment Commencement Date occurs within 12 months after his Termination Date, his Service shall include the intervening Period of Severance.

(d) Service with Predecessor and Related Employers. An employee's period of service,

(i) with another employer before the acquisition of that employer's business by the Employer shall, to the extent provided in the agreement pertaining to such acquisition as approved by the Board of Directors, be included in his Service to the same extent as if such service was performed for the Employer; and

(ii) with any employer while such employer is an Affiliate shall be included in his Service to the same extent as if such service was performed for the Employer.

(e) Recognition of Services under Steinbrecher Plan and Coherent Plan. Solely with respect to former Steinbrecher Participants and Coherent Participants, each such Participant's period of service shall include such period or periods of employment previously credited to that Participant under the Steinbrecher Plan or Coherent Plan, as applicable; provided, however, that in no event shall any service prior to January 6, 1975 be deemed service hereunder.

"Social Security Disability Plan" with respect to any Participant means the disability benefits program maintained under the Social Security Act.

"Supplemental Before-Tax Contribution" means for any period, with respect to a Participant, the portion of the Before-Tax Contribution made on his behalf by an Employer during such period which exceeds such Participant's Basic Before-Tax Contribution for such period. For any period, "Supplemental Before-Tax Contribution" means, with respect to the Employer, the sum of such contributions.

"Survivor Annuity" means the surviving spouse survivor annuity defined in Section 7.3 (Surviving Spouse Survivor Annuity - Retirement Account).

"Tellabs Stock Fund" is the Fund described in Section 5.2 (Common Fund).

"Top-Heavy", "Top-Heavy Determination Date" and "Top-Heavy Ratio" are described in Section 8.1 (Top-Heavy Definitions).

"Tentative Employer Contribution" means the contribution described in Section 3.1 (Employer Contributions).

"Trust" or "Trust Fund" is the Trust established in accordance with Article 10 (Trustee and Trust Fund).

"Trustee" means the Trustee or Trustees under the Trust referred to in Article 10 (Trustee and Trust Fund).

"Unit" means the unit of measure (determined as provided in Article 5) of the proportionate measure, if any, of the Accounts of a Participant in the Investment Funds established pursuant to Section 5.2 (Common Fund).

"Valuation Date" means the daily date as of which the Administrative Committee shall determine the value of each Account.

ARTICLE 2
Eligibility and Participation

2.1 Eligibility Requirements.

(a) Every Participant on January 1, 1999 shall continue as a Participant, subject to the provisions of the Plan.

(b) Every other Eligible Employee shall first be eligible to participate, if he is then employed by an Employer, on the Entry Date coinciding with or next following his first nine (9) months of continuous employment, if he has completed 1,000 Hours of Service during such nine (9) month period and attained his 21st birthday (18th birthday, commencing with the April 1, 1999 Entry Date) on or before such Entry Date. An Eligible Employee who does not become a Participant pursuant to the preceding sentence shall first be eligible to participate, if he is then employed by an Employer, on the Entry Date coinciding with or next following the later of (i) the end of the first Eligibility Period in which he completes 1,000 Hours of Service or (ii) his 21st birthday (18th birthday, commencing with the April 1, 1999 Entry Date).

(c) Any former employee of an Employer or an Affiliate who was a Participant or could have become a Participant under subsection (b) above had he been employed on a prior Entry Date, and is reemployed by an Employer as an Eligible Employee shall be eligible to participate on the first Entry Date after reemployment.

(d) Notwithstanding any provisions of this Section 2.1 to the contrary, an Eligible Employee who does not meet the requirements of paragraph (a), (b) or (c) above and who reasonably expects to meet the requirements of paragraph (b) shall first be eligible to participate in the Plan on a limited basis on the Entry Date coinciding with or next following the later of his Employment Commencement Date or 21st birthday (18th birthday, commencing with the April 1, 1999 Entry Date), solely for purposes of making a Before-Tax Contribution pursuant to Section 3.4 (Before-Tax Contribution under the Savings Program) (but not for purposes of receiving a Matching Contribution with respect thereto) and/or a Participant Rollover Contribution pursuant to Section 4.1 (Rollover Contribution), and exercising rights with respect to the Account(s) established thereby.

(e) Notwithstanding any provisions of this Plan to the contrary, any individual who was providing services to the Employer in the capacity of, or who was designated by the Employer as, an independent contractor, a Leased Employee or a Limited Term Employee, and who is subsequently re-classified as an Eligible Employee for the purposes of this Plan (regardless of whether such re-classification is retrospective or prospective), shall be eligible to participate in the Plan on a prospective basis only from the date of the re-classification and shall not have any retroactive claim for benefits.

(f) Notwithstanding the foregoing provisions of Section 2.1 a Coherent Participant who is an Eligible Employee on January 1, 1999 shall become a Participant as of that date. Any other individual who was an employee of Coherent Communications Systems Corporation or any subsidiary thereof and first became an Eligible Employee on January 1, 1999, shall become a Participant on the first Entry Date on which such Eligible Employee's satisfies the requirements of paragraph (b), (c), or (d) above, as the case may be.

2.2 Continued Participation; Reemployment.

(a) Except as provided in Section 2.3 (Transfers and Changes in Status), once an Eligible Employee has become a Participant eligible to elect to make Before-Tax Contributions pursuant to Section 2.1 (Eligibility Requirements), he shall continue to be eligible to make such Contributions, subject to the conditions and limitations in the Plan, until he incurs his Termination Date.

(b) Except as provided in Section 2.3 (Transfers and Changes in Status), once an Eligible Employee becomes a Participant for purposes of determining the amount of the Profit Sharing Contribution and the Retirement Contribution and eligibility to share in the Profit Sharing Contribution and the Retirement Contribution, he shall continue to be eligible to share in the Profit Sharing Contribution and the Retirement Contribution, subject to the conditions and limitations in the Plan, for each Plan Year as provided in Section 5.4 (Eligibility to Share in the Employer Contribution and Forfeiture).

(c) In the event an Eligible Employee who has become a Participant incurs his Termination Date and he is subsequently reemployed, he shall be eligible to elect to make Before-Tax Contributions as of any Entry Date following such Re-Employment Commencement Date and to share in the Profit Sharing Contribution and the Retirement Contribution for the Plan Year in which his Re-Employment Commencement Date occurs, provided the Participant is an Eligible Employee and, with respect to the Profit Sharing Contribution and the Retirement Contribution, satisfies the requirements of Section 5.4 (Eligibility to Share in the Employer Contribution and Forfeiture).

2.3 Transfers and Changes in Status.

(a) As provided in Section 1.4 (Definitions), an Eligible Employee's Service with

(i) an Employer while a Member of a Collective Bargaining Unit before his transfer to an employment status outside of the collective bargaining unit, or

(ii) another employer before the acquisition of that employer's business by an Employer (but only to the extent approved by the Board of Directors and exclusive of any period prior to January 6, 1975), or

(iii) another employer while such employer is an Affiliate prior to the date the Employee is transferred to an Employer,

shall be taken into account (applying the principles of Sections 2.1 (Eligibility Requirements) and 2.2 (Continued Participation; Reemployment)) for purposes of determining the Eligible Employee's eligibility to participate in the Plan. In the event that based upon such service, the Eligible Employee would have become a Participant as of an Entry Date had he been an Eligible Employee of the Employer, then such Eligible Employee shall become a Participant for purposes of Section 2.1 as of the date of such acquisition or transfer provided he is an Eligible Employee as of such date.

(b) If a Participant is transferred to a position with an Employer such that he no longer is an Eligible Employee, or is transferred to employment with an Affiliate which is not an Employer, he shall be treated for all purposes under this Plan as if he were on a leave of absence without Compensation while in that position.

2.4 Leaves of Absence. An employee shall be credited with 45 Hours of Service for each full week the employee is on a leave of absence, including, but not limited to a leave of absence required to be recognized under the provisions of the Retirement Equity Act of 1984 or the Family and Medical Leave Act of 1993, if he is not otherwise credited with such Hours of Service, provided that not more than 501 Hours of Service shall be credited with respect to any continuous period of leave of absence. Any leave of absence under this Section 2.4 must be granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

2.5 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 3
Contributions by Employer

3.1 Employer Contributions. Subject to the right reserved to the Board of Directors to alter, amend or discontinue this Plan and the Trust, each Employer shall for each Plan Year contribute to the Trust Fund for its Eligible Participants an amount equal to the sum of:

(a) the Retirement Contribution;

(b) the Profit Sharing Contribution;

(c) the Before-Tax Contribution; and

(d) the Matching Contribution.

Such sum, which is known as the Tentative Employer Contribution, shall be reduced by an amount equal to the Excess Tentative Contribution (as described in Section 5.11 (Limitation on Annual Additions)).

In addition, each Employer shall contribute to the Medical Benefits Account maintained as part of the Trust Fund such amounts as may be determined in accordance with Article 14 (Retiree Medical Benefits) hereof.

3.2 Retirement Contribution Under the Retirement Program. Subject to the provisions of Section 3.1 (Employer Contributions), each Employer shall pay to the Trustee for each quarter of each Plan Year an amount which, together with the forfeitures allocable for such quarter, shall be equal to 4.5% (four and five-tenths percent) of the Considered Compensation of each Eligible Participant for such quarter. Such contribution is known as the "Retirement Contribution."

3.3 Profit Sharing Contribution Under the Savings Program. Subject to the provisions of Section 3.1 (Employer Contributions):

(a) Each Employer shall pay to the Trustee for each quarter of each Plan Year an amount which, together with the forfeitures allocable for such quarter, shall be equal to .5% (five-tenths of one percent) of the Considered Compensation of each Eligible Participant for such quarter; and

(b) Each Employer shall also pay to the Trustee for each Plan Year such additional amounts, if any, as the Board of Directors shall determine.

Such contributions are, collectively, known as the "Profit Sharing Contribution."

3.4 Before-Tax Contribution Under the Savings Program.

(a) Subject to the provisions of Section 3.1 (Employer Contributions) and 3.5 (Limitations on Before-Tax Contributions Under the Savings Program), each Participant may for each payroll period elect to have his Employer make a Before-Tax Contribution to the Trust Fund on his behalf in an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% of his Considered Compensation (rounded to the nearest cent). Such elections (other than a complete suspension of Before-Tax Contributions under this Section) shall be subject to change effective on any Entry Date in accordance with procedures established by the Administrative Committee from time to time. A Participant may elect to have his Employer suspend all Before-Tax Contributions to be made on his behalf under this Section 3.4 as of the beginning of any payroll period provided he notifies such Employer within such time and in accordance with such procedures as may from time to time be established by the Administrative Committee.

(b) The Administrative Committee may establish procedures whereby each Eligible Participant on whose behalf the total contribution made under Section 3.4(a) is less than 15% of his Considered Compensation for the Plan Year may, subject to the provisions of Section 3.1 (Employer Contributions) and 3.5 (Limitations on Before-Tax Contributions Under the Savings Program), elect to have his Employer make an additional contribution on his behalf in an amount not exceeding his annual incentive cash bonus for such Plan Year so long as the sum of such additional contribution and the contributions made on his behalf under Section 3.4(a) does not exceed 15% of his Considered Compensation for the Plan Year.

(c) The amount of the Before-Tax Contributions to be made pursuant to a Participant's election shall reduce the compensation otherwise payable to him by the Employer.

3.5 Limitations on Before-Tax Contributions Under the Savings Program.

(a) In no event shall a Participant's Before-Tax Contributions during any calendar year exceed the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year. If a Participant's Before-Tax Contributions, together with any additional employer contributions to a qualified cash or deferred arrangement, any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceeds such dollar limit for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of such following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Administrative Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

(b) Notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contribution elected by Highly Compensated Employees pursuant to Section 3.4(a) and (b) (Before-Tax Contribution under the Savings Program) for the Plan Year shall be reduced in accordance with the following provisions:

(i) The Before-Tax Contribution for the Highly Compensated Employees shall be reduced and refunded if neither of the Actual Deferral Percentage tests set forth in (A) or (B) below is satisfied:

(A) The 1.25 Test. The Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all Non-Highly Compensated Employees multiplied by 1.25.

(B) The 2.0 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of all Non-Highly Compensated Employees, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all Non-Highly Compensated Employees multiplied by 2.0.

(ii) (A) As used in this subsection, "Actual Deferral Percentage" means:

(1) With respect to Non-Highly Compensated Employees, the average of the ratios of each Non-Highly Compensated Employee's Before-Tax Contributions with respect to the prior Plan Year, to each such Participant's Total Compensation for such Plan Year; and

(2) With respect to Highly Compensated Employees, the average of the ratios of each Highly Compensated Employee's Before-Tax Contributions with respect to the current year Plan Year, to each such Participant's Total Compensation for such Plan Year.

(B) Before-Tax Contributions made under this Plan and all before-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(k) under which the Highly Compensated Employee is eligible as a single plan.

(iii) If neither Actual Deferral Percentage Test is satisfied as of the end of the Plan Year, the Administrative Committee shall cause the Before-Tax Contributions for the Highly Compensated Employees to be reduced until either Actual Deferred Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest dollar amount, and will assume that Supplemental Before-Tax Contributions represent the last contributions made to the Participant's account, then proceed to the Highly Compensated Employees who elected to defer the second greatest dollar amount, continuing until either Actual Deferred Percentage Test is satisfied. However, anything in the foregoing to the contrary, if a lesser reduction, when added to the total dollar amount previously reduced would equal the total excess contributions, such lesser reduction shall be utilized. Once such reductions have been determined, the Administrative Committee shall direct the Trustee with respect to the disposition of the amount of the reduction of the Before-Tax Contributions of each such Highly Compensated Employee, together with the net earnings or losses allocable thereto. The Administrative Committee shall designate such disposition as excess contributions, determine the amount of the allocable net earnings or losses in accordance with subsection (c) below, and cause such disposition to occur prior to the end of the Plan Year following the Plan Year in which the excess Before-Tax Contributions were made.

(iv) Notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall apply separately with respect to each group of employees who are Members of a Collective Bargaining Unit (if any) and the group of employees who are not Members of a Collective Bargaining Unit.

(c) Net earnings or losses with respect to the excess Before-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. The net earnings or losses allocable to the excess Before-Tax Contributions for the Plan Year shall be determined by multiplying the net earnings or losses allocable to the Participant's Before-Tax Account for the Plan Year by a fraction, the numerator of which is the amount of the Participant's Before-Tax Contributions to be refunded and the denominator of which is the balance of the Participant's Before-Tax Account as of the last day of the Plan Year, reduced by the net earnings (or increased by the net loss) allocable to the Participant's Before-Tax Account for the Plan Year; provided that to the extent the assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be allocated to such excess Before-Tax Contributions for the Plan Year in accordance with the procedures of the respective investment media in which such assets are invested.

(d) The Administrative Committee may adopt such rules as it deems necessary or desirable to:

(i) impose limitations during a Plan Year on the percentage of Before-Tax Contributions elected by Participants pursuant to Section 3.4 (Before-Tax Contributions) for the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 5.11 (Limitations on Annual Additions); or

(ii) increase during a Plan Year the percentage of Considered Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this Section 3.5.

(e) The amount of each Participant's Basic Before-Tax Contribution and Supplemental Before-Tax Contribution as determined under this Section 3.5 is subject to the provisions of Section 5.11 (Limitations on Annual Additions).

3.6 Matching Contribution Under the Savings Program. Subject to the provisions of Section 3.1 (Employer Contributions), each Employer shall for each payroll period of the Plan Year contribute to the Trust Fund an amount equal to 1 cent for each cent of Basic Before-Tax Contribution made on behalf of each Eligible Participant for such payroll period. Each Employer shall also contribute as of the last day of the Plan Year on behalf of each Eligible Participant employed by the Employer on the last day of such Plan Year an amount equal to each such Participant's Basic Before-Tax Contribution for the Plan Year less the amount of the payroll period contributions made during such Plan Year pursuant to the first sentence of this Section 3.6 on behalf of each such Participant. The sum of such contributions is known as the "Matching Contribution."

3.7 Limitation on Matching Contributions under the Savings Program. Notwithstanding any other provision to the contrary, the Matching Contributions of the Highly Compensated Employees shall be reduced in accordance with the following provisions:

(a) The Matching Contributions of the Highly Compensated Employees shall be reduced if neither of the Contribution Percentage Tests set forth in (i) or (ii) below is satisfied:

(i) The 1.25 Test. The Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 1.25.

(ii) The 2.0 Test. The Contribution Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Contribution Percentage of all Non-Highly Compensated Employees, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 2.0.

The provisions of this subsection (a) shall not apply to any group of employees who are Members of a Collective Bargaining Unit.

(b) As used in this Section 3.7, "Contribution Percentage" means:

(i) With respect to:

(A) Non-Highly Compensated Employees, the average of the ratios for the prior Plan Year of each Non-Highly Compensated Employee's Matching Contributions to each such Participant's Total Compensation for such Plan Year; and

(B) Highly Compensated Employees, the average of the ratios for the current Plan Year of each Highly Compensated Employee's Matching Contributions to each such Participant's Total Compensation for such Plan Year.

(ii) All Matching Contributions made under this Plan and all employee contributions and matching contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Contribution Percentage ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible as a single plan.

(c) If neither Contribution Percentage Test is satisfied as of the end of the Plan Year, the Administrative Committee shall cause the Contributions of the Highly Compensated Employees to be reduced (or forfeited if nonvested) until either Contribution Percentage Test is satisfied. The sequence of such reductions (or forfeitures) shall begin with the Highly Compensated Employees who elected the greatest dollar amount, then the second greatest dollar amount. This process shall continue through the remaining After-Tax Contributions until either Contribution Percentage Test is satisfied. However, notwithstanding anything in the foregoing to the contrary, if a lesser reduction, when added to the amount previously reduced, would equal the total excess contribution, such lesser amount shall be utilized. Once such reductions have been determined, the Committee shall direct the Trustee with respect to the disposition of the amount of the reduction of the Matching Contribution of each such Highly Compensated Employee, together with the net earnings or losses allocable thereto (or treat such amount as a forfeiture). The Administrative Committee shall designate such disposition as excess contributions, determine the amount of the allocable net earnings or losses in accordance with subsection (d) below, and cause such disposition and forfeitures to occur prior to the end of the Plan Year following the Plan Year in which such excess Matching Contributions were made.

(d) Net earnings or losses with respect to the excess Matching Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined and allocated in the same manner as in Section 3.5(c) (Limitations on Before-Tax Contributions under the Savings Program), based on the balance of the Highly Compensated Employee's Matching Account.

3.8 Multiple Use.

(a) This Section 3.8 will be applicable if The 2.0 Test is used to satisfy both the Actual Deferral Percentage Test in Section 3.5 and the Contribution Percentage Test in Section 3.7 (Limitation on Matching Contributions under the Savings Program). If this Section 3.8 is applicable, the Committee shall determine whether a "Multiple Use" has occurred, and if such a Multiple Use has occurred, the After-Tax Contributions of the Highly Compensated Employees shall be reduced and refunded in accordance with the provisions of subsection (c) below.

(b) A Multiple Use occurs when for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy The 2.0 Test plus the Contribution Percentage used to satisfy The 2.0 Test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (i) or (ii) below, determined as follows:

(i) (A) First, multiply 1.25 by the greater of (1) the Actual Deferral Percentage, or (2) the Contribution Percentage of the Non-Highly Compensated Employees;

(B) Second, add 2.0 to the lesser of (1) or (2) above provided that such sum shall not exceed 2 times the lesser of (1) or (2) above;

(C) Finally, add the results from (A) and (B) to determine the Aggregate Limit;

(ii) (A) First, multiply 1.25 by the lesser of (1) the Actual Deferral Percentage, or (2) the Contribution Percentage of the Non-Highly Compensated Employees;

(B) Second, add 2.0 to the greater of (1) or (2) above provided that such sum shall not exceed 2 times the greater of (1) or (2) above;

(C) Finally, add the results from (A) and (B) to determine the Aggregate Limit.

(c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Contribution Percentage of Highly Compensated Employees and refunding Matching Contributions to those Participants in the same manner as in Section 3.7(c) (Limitation on Matching Contributions under the Savings Program).

(d) Net earnings or losses with respect to the Matching Contributions shall be equal to the net earnings or losses on such Contributions for the Plan Year in which the Contributions were made. Net earnings or losses shall be determined and allocated in the same manner as in Section 3.7(d) (Limitation on Matching Contributions under the Savings Program).

ARTICLE 4
Contributions by Employer

4.1 Rollover Contribution.

(a) A Rollover Contribution may be transferred in cash to the Trust Fund for the benefit of an Eligible Employee with the permission of the Administrative Committee. Prior to accepting any transfer which is intended to be a Rollover Contribution, the Administrative Committee may require the employee to establish that the amount to be transferred meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such transfers.

(b) An Eligible Employee who is not eligible to participate in the Plan solely by reason of failing to meet the eligibility requirements of Article 2 (Eligibility and Participation) and who reasonably expects to become a Participant when such requirements are met, may be a Participant in the Plan solely for the limited purposes of making a Rollover Contribution, and taking actions with respect to his Rollover Contribution Account for the purposes of loans in accordance with Article 7 (Distributions), and investment options in accordance with Section 5.2 (Common Fund), and the withdrawal of Rollover Contributions in accordance with (e) below, subject to the same conditions as any other Participant.

(c) If the Administrative Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in Section 1.4 (Definitions), the amount of such Rollover Contribution and any earnings thereon shall be returned to the employee.

(d) Each employee's Rollover Contribution shall be credited to his Rollover Account and invested in accordance with Section 5.2 (Common Fund). A Participant's Rollover Account shall be fully vested and nonforfeitable.

(e) Subject to the provisions of Article 7 (Distributions), a Participant's Rollover Account shall be distributed to the Participant (or his beneficiary in the event of his death) at the time and in the manner directed by the Participant.

ARTICLE 5
Accounting Provisions and Allocations

5.1 Participant Accounts.

(a) For each Participant there shall be maintained as appropriate a separate Retirement Account, a separate Profit Sharing Account (which shall, if applicable, consist of separate pre-1993 and post-1992 sub-accounts as prescribed by the Administrative Committee), a separate Matching Account, a separate After-Tax Account (which shall, if applicable, consist of a separate pre-1987 After-Tax sub-account and a separate post-1986 After-Tax sub-account as prescribed by the Administrative Committee), a separate Before-Tax Account (which shall, if applicable, consist of separate basic and supplemental sub-accounts as prescribed by the Administrative Committee) and a separate Rollover Account. Effective April 1, 1999, for each Coherent Participant, there shall also be maintained as appropriate a separate Coherent Before-Tax Account (which shall consist of a balance of the Coherent Participant's pre-tax contribution account under the Coherent Plan), a separate Coherent Employer Account (which shall consist of the balance of the Coherent Participant's matching and profit sharing accounts under the Coherent Plan) and a separate Coherent Rollover Account (such separate Accounts of the Coherent Participant sometimes referred to collectively as "Coherent Accounts"). Each Account (including any sub-accounts) shall be credited with the amount of contributions, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals and losses of the Trust Fund allocated to such Account.

(b) The post-1986 After-Tax sub-account shall be a "separate contract" for the purposes of Section 72(e) of the Code.

5.2 Common Fund.

(a) The Trust Fund shall be a common fund divided into separate investment funds ("Funds") as provided in this Section 5.2. Each Fund as may from time to time be established shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Fund, provided that all accounts segregated and all loans made to Participants pursuant to the provisions of Section 7.11 (Loans) shall together with any income or expense of such Accounts or loans be accounted for separately and will not be included in any of the adjustments resulting from the application of this Section 5.2. Except as otherwise provided, the value of each Participant's Accounts in such Funds shall be measured by the value of the shares or Units of such Fund credited to his Accounts as of the date that such valuation is being determined. For purposes of allocation of income and valuation, each Fund shall be considered separately. No Fund shall share in the gains and losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

(b) Each Fund shall be established and invested by the Trustee in accordance with investment policies determined, or as the Trustee may be directed, from time to time by the Investment Committee. The Investment Committee may from time to time also direct the Funds with similar investment objectives be consolidated. Subject to the Investment Committee's authority to consolidate, Funds shall be maintained for the various types of Accounts as follows:

(i) At least one Fund shall be established, maintained and invested with the objective of minimizing the effect of market fluctuations while producing a rate of return consistent with such objective.

(ii) A second Fund shall be established, maintained and invested in common stock of Tellabs, Inc., the Company's parent holding company ("Tellabs Stock Fund").

(iii) An additional Fund or Funds shall be established, maintained and invested as the Investment Committee may from time to time direct.

(c) Subject to paragraph (e) below, the Administrative Committee shall direct the Trustee to invest each Participant's Accounts from time to time among the Funds as the Participant may elect. A Participant may elect to have a uniform percentage of his Retirement Account, Profit Sharing Account, After-Tax Account, Matching Account, Before-Tax Account, Rollover Account and, effective as of April 1, 1999, each of his Coherent Accounts (excluding the value of any loan credited to any such Account) credited in increments of 1% to one or more of the Funds. All contributions to his Retirement Account, Profit Sharing Account, After-Tax Account, Before-Tax Account, Trustee Transfer Account and Rollover Account shall be credited to such Funds in accord with such election.

(d) Subject to paragraphs (e) and (h) below and to any restriction on transfer which result from the investment medium chosen for a Fund, a Participant may elect to transfer in multiples of 1% a uniform percentage of his Retirement Account, Profit Sharing Account, Matching Account, After-Tax Account, Before-Tax Account, Rollover Account and, effective as of April 1, 1999, each of his Coherent Accounts (excluding the value of any loan credited to any such Account) held in any Fund to one or more different Funds. Any such election shall not affect any prior election under paragraph (c) above. Loans made pursuant to Section 7.11 (Loans) shall be treated as segregated investments from the Participant's applicable Accounts, transferred to and from various Funds in accord with uniform rules established by the Administrative Committee.

(e) Investment of amounts allocated to a Participant's Retirement Account and Profit Sharing Account shall be subject to the restrictions set forth in this paragraph (e). No amount attributable to the Retirement Account of any Participant shall be transferred to the Tellabs Stock Fund pursuant to paragraph (d) above. Amounts contributed to a Participant's Profit Sharing Account after 1992 shall be invested in the Tellabs Stock Fund and no amount attributable thereto shall be transferred by a Participant from the Tellabs Stock Fund to any other Fund pursuant to paragraph (d) above prior to the date such Participant attains age 55. No amount attributable to the Profit Sharing Account which is transferred from the Tellabs Stock Fund pursuant to the preceding sentence shall thereafter be transferred to the Tellabs Stock Fund.

(f) Elections under this Section shall be made at such times in accordance with procedures established by the Administrative Committee. Such elections shall be effective as of the Entry Date following timely receipt by the Administrative Committee.

(g) To the extent provided in the Trust, or as may be prescribed by the Investment Committee, a Participant may direct the Trustee with respect to the voting or exercise of any other rights with respect to the Funds. Any such directions shall be made in the manner set forth in the Trust Agreement or as prescribed by the Administrative Committee.

(h) Transfer elections to or from the Tellabs Stock Fund (including, for this purpose, liquidation of amounts held in the Tellabs Stock Fund to fund loans or in-service withdrawals pursuant to Sections 7.10 (Distribution of Participants' After-Tax Account and Rollover Account), 7.11 (Loans), 7.12 (Withdrawals Prior to Termination of Employment and After Age 59-1/2) or 7.13 (Hardship Withdrawals) below (other than distributions or transactions made in connection with death, disability, retirement or termination of employment)) made by a Participant who is subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall not be effective unless such transfer election is made at least six months following the date of the most recent transfer election made by such Participant under this Plan, or under any other plan maintained by the Employer, that effected a "discretionary transaction" within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act that was an "opposite way" transaction. For this purpose, a transfer into the Tellabs Stock Fund (or similar fund under another plan) is an "opposite way" transaction from a transfer or distribution out of the Tellabs Stock Fund (or similar fund under another plan), and vice versa.

(i) Notwithstanding anything in this Article 5 (Accounting Provisions and Allocations) to the contrary, amounts contributed by the Employers pursuant to Article 14 (Retiree Medical Benefits) shall be allocated, invested and distributed in accordance with the provisions of Article 14.

5.3 Unit Values.

(a) The value of a Unit in each Fund on any Valuation Date shall be the quotient obtained by dividing the sum of (i) the cash and (ii) the fair market value (as determined by the Trustee) of all securities and other property held in such Fund, less any charges and expenses accrued and properly chargeable to such Fund as of said Valuation Date by the aggregate number of Units credited to the Accounts of all Participants with respect to such Fund. The Trustee will furnish to the Committees a report with respect to the fair market value of all securities and other property held in any Fund as of any Valuation Date. To the extent that any assets of a Fund have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be determined in accordance with the procedures of such investment media.

(b) The value of each Unit in a Segregated Loan Fund shall be equal to one dollar. The value of any note as of each Valuation Date shall be the amount of any outstanding principal.

5.4 Eligibility to Share in the Employer Contribution and Forfeitures.

(a) Under the Retirement Program. A Participant shall be eligible to share in the Retirement Contribution (together with the forfeitures taken into account in determining the Retirement Contribution) under Section 3.2 (Retirement Contribution Under the Retirement Program) for a given quarter of the Plan Year as of the last day of the quarter for which such contribution or forfeitures are being allocated if he is then employed by the Employer as an Eligible Employee. A Participant who, during such quarter, retires on or after his Normal Retirement Date, dies or is initially deemed to be totally and permanently disabled in accordance with the Disability Plan shall also be eligible to share in the Retirement Contribution and forfeitures for such quarter.

(b) Under the Savings Program. A Participant who has received Considered Compensation during a Plan Year as of a day on which all or a portion of the Before-Tax Contribution and/or Matching Contribution is being allocated shall be eligible to share in the Before-Tax Contribution and Matching Contribution. A Participant shall be eligible to share in the Profit Sharing Contribution (together with the forfeitures taken into account in determining the Profit Sharing Contribution) under Section 3.3(a) (Profit Sharing Contribution Under the Savings Program) for a given quarter of the Plan Year as of the last day of the quarter for which such contribution or forfeitures are being allocated if he is then employed by an Employer as an Eligible Employee. A Participant who, during a quarter, retires on or after his Normal Retirement Date, dies or is initially determined to be totally and permanently disabled in accordance with the Disability Plan, shall also be eligible to share in the Profit Sharing Contribution under Section 3.3(a) for said quarter of the Plan Year. The Participants eligible to share in the Profit Sharing Contribution for a given Plan Year under Section 3.3(b) (Profit Sharing Contribution Under the Savings Program) shall be as the Board of Directors shall determine in connection with its determination of the amount of the Profit Sharing Contribution to be made under Section 3.3(b).

(c) A Participant eligible to share in the Retirement Contribution and/or Profit Sharing Contribution pursuant to the above paragraphs (a) and/or (b) shall for purposes of such paragraphs be referred to as an "Eligible Participant".

5.5 Allocation of Before-Tax Contributions. The Before-Tax Contributions made on behalf of a Participant shall be allocated to such Participant's Before-Tax Account as soon as practicable after the Trustee receives such contribution.

5.6 Allocation of Matching Contributions. The portion of Matching Contribution made on behalf of a Participant on a payroll period basis shall be allocated to the Matching Account of such Participant as soon as practicable after the Trustee receives such contribution.

5.7 Allocation of Retirement Contribution. As of the last day of each quarter of a Plan Year, the Retirement Contribution (together with the forfeitures taken into account in determining the Retirement Contribution) under Section 3.2 (Retirement Contribution Under the Retirement Program), shall be allocated among the Retirement Accounts of all Eligible Participants under Section 5.4(a) (Eligibility to Share in Employer Contribution and Forfeiture) in the ratio that the Considered Compensation of each such Participant for such quarter bears to the Considered Compensation of all such Participants for such quarter of the Plan Year.

5.8 Allocation of Profit Sharing Contribution. As of the last day of each quarter of a Plan Year, the Profit Sharing Contribution (together with the forfeitures taken into account in determining the Profit Sharing Contribution) under Section 3.3(a) (Profit Sharing Contributions Under the Savings Program), shall be allocated among the Profit Sharing Accounts of all Eligible Participants under Section 5.4(b) (Eligibility to Share in Employer Contribution and Forfeitures) in the ratio that the Considered Compensation of each such Participant for such quarter bears to the Considered Compensation of all such Participants for such quarter of the Plan Year. As of the last day of each Plan Year, the portion of the Profit Sharing Contribution under Section 3.3(b)(Profit Sharing Contributions Under the Savings Program), if any, to be allocated for the Plan Year shall be allocated among the Profit Sharing Accounts of all Eligible Participants under Section 5.4(b) in the manner prescribed by the Board of Directors with respect to such Profit Sharing Contribution.

5.9 Crediting Accounts.

(a) All contributions or Rollover Contributions to the Trust made by or on behalf of a Participant shall be deposited in the form of cash or other assets acceptable to the Trustee and consistent with the Investment Funds then maintained, including, but not limited to, securities of Tellabs, Inc. and shall be credited to the appropriate Accounts of such Participant as of the date received by the Trust Fund; provided, however, any contributions made with respect to a Plan Year shall be credited to the appropriate Accounts of such Participant as of the last day of such Plan Year.

(b) For each amount allocable to the Accounts of any Participant with respect to any Fund, his Accounts with respect thereto shall be credited with a number of Units equal to the quotient obtained by dividing such amount by the value of a Unit, determined as of the applicable Valuation Date.

(c) The Committee shall also establish and maintain a Segregated Loan Fund with respect to each loan made to a Participant pursuant to Sections 7.11 (Loans). The Participant's Segregated Loan Fund shall be credited with a number of Units determined in accordance with Section 5.3 (Unit Values) and equal to the value of any notes held by the Account. A number of Units equal to the value of any principal payments by the Participant to the Segregated Loan Fund shall be promptly charged to the Segregated Loan Fund and transferred along with any interest payments to the separate investment Funds in accordance with the Participant's investment election then in effect under Section 5.2 (Common Fund).

5.10 Provisional Annual Addition. The sum of the amounts allocated to the Accounts of the Participants pursuant to Sections 5.5 (Allocation of Before-Tax Contributions), 5.6 (Allocation of Matching Contributions), 5.7 (Allocation of Retirement Contributions), and 5.8 (Allocation of Profit Sharing Contribution) for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in Section 5.11 (Limitation on Annual Additions).

5.11 Limitation on Annual Additions.

(a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Eligible Participant and each other Participant who has made Before-Tax Contributions during the Plan Year, there shall be computed a Maximum Annual Addition, which shall be the lesser of

(i) 25% of his Section 415 Compensation for the Plan Year; or

(ii) the Defined Contribution Dollar Limitation for the Plan Year.

(b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

(c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Provisional Annual Addition shall be reduced as set forth below until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant:

(i) first, the Tentative Employer Contribution allocable to such Participant's respective Accounts shall be reduced by reducing (A) the Supplemental Before-Tax Contributions, and (B) the Basic Before-Tax Contributions and Matching Contributions, proportionately, in that order;

(ii) second, the Tentative Employer Contribution allocable to such Participant's respective Accounts shall be reduced by reducing the Profit Sharing Contribution; and

(iii) third, the Tentative Employer Contribution allocable to such Participant's respective Accounts shall be reduced by reducing the Retirement Contribution.

The Provisional Annual Addition remaining after such reductions shall be allocated to the Participant's respective Accounts.

(d) Any forfeiture which cannot be allocated under the Plan because of the application of the above limit shall be carried in the Excess Forfeiture Suspense Account for such Plan Year. In the next succeeding Plan Year the amounts included in such Account shall be treated as a forfeiture for such Plan Year and shall be used to reduce Employer Contributions for such Plan year. Upon termination of the Plan, amounts then held in the Excess Forfeiture Suspense Account which cannot be allocated pursuant to this Section shall revert to the Employer.

(e) The Excess Tentative Employer Contribution is the amount equal to the sum of the reductions in the Tentative Employer Contribution allocable to the Accounts of Participants pursuant to subsection (b) above.

ARTICLE 6
Amount of Payments to Participants

6.1 General Rule. Upon the retirement, disability, resignation or dismissal of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund:

(a) an amount equal to the value of the Units credited to the Participant's Profit Sharing Account attributable to pre-1993 contributions, Before-Tax Account, Matching Account, After-Tax Account, Rollover Account, Coherent Before-Tax Account and Coherent Rollover Account plus any of the Participant's Before-Tax Contributions made to the Trust Fund but not included in the Participant's Units as of such Valuation Date; and

(b) an amount equal to the value of the Units credited to the nonforfeitable portion of the Participant's Retirement Account, Post-1992 Profit Sharing Account, and Coherent Employer Account, determined as hereafter set forth.

The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 7 (Distributions).

6.2 Normal Retirement. Any Participant may retire on or after his Normal Retirement Date, at which date his Retirement Account, Post-1992 Profit Sharing Account and Coherent Employer Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

6.3 Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, his Retirement Account, Post-1992 Profit Sharing Account and Coherent Employer Account shall become nonforfeitable.

6.4 Disability. As of the date any Participant shall be determined by the Administrative Committee to have become totally and permanently disabled because of physical or mental infirmity in accordance with the Social Security Disability Plan while in the employ of the Employer or an Affiliate and his employment shall have terminated, his Retirement Account, Post-1992 Profit Sharing Account and Coherent Employer Account shall become nonforfeitable.

6.5 Vesting. A Participant's interest in his Accounts, other than his Retirement Account and Post-1992 Profit Sharing, shall be nonforfeitable at all times. A Participant who has completed five (5) or more Years of Service shall have a nonforfeitable interest in his Retirement Account, and his Post-1992 Profit Sharing Account.

6.6 Resignation or Dismissal. If any Participant shall incur a Termination Date, prior to the date his Retirement Account and Post-1992 Profit Sharing Account shall become nonforfeitable in accordance with Section 6.5 (Vesting), other than in circumstances described in Section 6.2 (Normal Retirement), 6.3 (Death) or 6.4 (Distribution), then the Retirement Account and Post-1992 Profit Sharing Account of such Participant shall be treated as a forfeiture pursuant to Section 6.7 (Treatment of Forfeitures). The Coherent Employer Account of any Coherent Participant who shall have incurred a Termination Date prior to April 1, 1999 and who incurred a forfeiture because such Account was not 100% nonforfeitable as of such Termination Date shall be treated as a forfeiture pursuant to Section 6.7 (Treatment of Forfeitures) as if the Coherent Participant's termination of employment occurred on April 1, 1999.

6.7 Treatment of Forfeitures.

(a) Upon termination of a Participant's employment with the Employer and all Affiliates, if his Retirement Account and Post-1992 Profit Sharing Account become a forfeiture pursuant to Section 6.6 (Resignation or Dismissal), each Account shall become allocable pursuant to Sections 5.7 (Allocation of Retirement Contribution) and 5.8 (Allocation of Profit Sharing Contribution), as applicable, at the end of the quarter of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate. Any Coherent Employer Account treated as a forfeiture on April 1, 1999 pursuant to Section 6.6 (Resignation or Dismissal) shall be allocable pursuant to Section 5.8 (Allocation of Profit Sharing Contribution) as of June 30, 1999.

(b) If the Participant is reemployed by the Employer or an Affiliate without incurring a Period of Severance of five consecutive years, the amount of the forfeitures shall be restored to his Retirement Account, Profit Sharing Account and Coherent Employer Account as of the last day of the quarter of the Plan Year in which he is reemployed and shall be deducted from the forfeitures which otherwise would be allocable for as of such date or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

ARTICLE 7
Distributions

7.1 Commencement and Form of Distributions.

(a) Subject to Section 7.1(f) below, distribution of a Participant's Accounts in the Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

(i) the date set forth in the Participant's request for distribution; provided that (1) the Administrative Committee has notified the Participant of the availability of such distribution, including an explanation of the optional forms of distribution available under the Plan, in a manner that would satisfy the notice requirements of Section 1.411(a)-11(c) of the income tax regulations, and (2) such notification is given no less than 30 days and no more than 90 days prior to the distribution date requested by the Participant; provided, further, that such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)-11(c) of said regulations is given, provided that:

(A) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and a particular distribution option), and

(B) the Participant, after receiving the notice, affirmatively elects a distribution; or

(ii) the 60th day after the close of the later of the Plan Year in which the Participant attains his Normal Retirement Date or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date; provided that any such deferral shall not be to a date which is after the Required Beginning Date.

(b) Subject to Section 7.1(f) below, if a Participant is employed with the Employer or an Affiliate on the last day of the Plan Year in which the Participant attains age 70-1/2, distribution of a Participant's Accounts in the Trust Fund shall commence on the April 1 of the Plan Year following the Plan Year during which the Participant attains age 70-1/2, unless the Participant has deferred the right to such distribution by filing a written deferral (on a form supplied by the Administrative Committee for such purpose) with the Administrative Committee on or before such date (December 31, 1997 with respect to distributions otherwise required by April 1, 1997). A Participant who has filed a deferral pursuant to this paragraph (b) may request distribution of his Accounts to commence on any subsequent December 31, or such other dates as the Administrative Committee may provide. The Participant's right to request distribution pursuant to this paragraph shall be in addition to any rights to request distributions set forth in Sections 7.10 (Distribution of Participant's After-Tax Account and Rollover Account) and 7.12 (Withdrawals Prior to Termination of Employment and After Age 59-1/2). A Participant's request to begin distribution pursuant to the previous sentence shall be made to the Administrative Committee on a form supplied for such purpose by the Administrative Committee. Notwithstanding the foregoing, no required distributions shall be made, deferral election required or subsequent distribution request permitted under this Section 7.1(b) with respect to any Participant who attains age 70-1/2 in or after calendar year 1999.

(c) In all events, distribution shall commence no later than the Required Beginning Date, and subsequent distributions required to be made each year for compliance with Code Section 401(a)(9) and the regulations promulgated thereunder shall be made no later than December 31 of such year.

(d) Subject to Section 7.1(e) below, the Accounts in the Trust Fund distributable to any Participant, other than the Retirement Account, shall be distributed in one of the following ways as the Participant or beneficiary may elect and in accordance with applicable laws and regulations:

(i) by payment in one lump sum to the Participant or beneficiary or, if permitted, by direct rollover in accordance with Section 7.14 (Eligible Rollover Distributions); or

(ii) in substantially equal monthly, quarterly, semi-annual or annual installments to the Participant or beneficiary which, except for the final payment, shall not be less than $100.

(e) The Retirement Account and Coherent Accounts distributable to a Participant shall be distributed pursuant to Section 7.2 (Qualified Joint and Survivor Annuity) and 7.3 (Surviving Spouse Survivor Annuity - Retirement Account) of this Article, unless the Qualified Joint and Survivor Annuity or Survivor Annuity form of distribution are waived and such Account is distributed pursuant to the Participant's or Surviving Spouse's election under Section 7.1(d) above.

(f) Any method or form of distribution to the Participant under this Section 7.1 shall be designed to pay to the Participant the value of his Accounts over a period not to exceed his life expectancy or the joint life expectancy of the Participant and his Individual Beneficiary. The life expectancy of a Participant and the joint life expectancy of a Participant and his Individual Beneficiary shall be determined in accordance with applicable law and regulations; provided that the life expectancy of a Participant or his spouse shall be redetermined annually. In no event shall the amount distributable in any year be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

(g) Notwithstanding anything in this Section 7.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

(h) Notwithstanding anything in this Section 7.1 to the contrary, if following termination of employment with the Employer and all Affiliates the present value of the nonforfeitable portion (i) of the Participant's Retirement Account does not exceed $5,000, or (ii) of the remainder of his Accounts does not exceed $5,000, the Administrative Committee shall direct the Trustee to distribute such amount of the Retirement Account and/or of such other Accounts, respectively, in a lump sum payment to the individual so entitled and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual with respect to such Accounts, unless such distribution constitutes an Eligible Rollover Distribution, in which case such individual may elect to have such distribution made as a direct rollover pursuant to Section 7.14 (Eligible Rollover Distribution) in lieu of distribution to such individual. If the present value of the Retirement Account, or of the remainder of the Accounts, respectively, at the time of distribution under this Section 7.1 to the individual so entitled exceeds $5,000, then the present value of the Retirement Account, or of the remainder of the Accounts, respectively at any subsequent time shall be deemed to exceed $5,000 and therefore shall not be subject to immediate distribution under this Section 7.1(h). Any Participant whose nonforfeitable portion of his Retirement Account, Post-1992 Profit Sharing Account or Coherent Employer Account is 0% shall be deemed to have received a lump sum payment upon termination of employment.

(i) In the event a Participant entitled to a distribution is reemployed before the Participant's lump sum or final installment is paid, distributions will be suspended until the Participant again qualifies for a distribution.

7.2 Qualified Joint and Survivor Annuity - Retirement Account and Coherent Accounts.

(a) Distributions from a Participant's Retirement Account and Coherent Accounts shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection (c) below.

(b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant an annuity contract purchased by the Trustee at the direction of the Administrative Committee with the nonforfeitable balance of the Participant's Retirement Account and Coherent Accounts determined on the Valuation Date preceding the date of purchase. Any such annuity contract shall be non-assignable and non-commutable and, shall be subject to the election, consent, written explanation and Survivor Annuity requirements of this Article 7 (Distributions). Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder with respect to such Account and upon delivery of any such contract, the Participant shall not have any interest in the Trust Fund but shall look solely to the insurer issuing such contract for the payment of benefits.

(c) A Participant may, within 90 days before his Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity and, in lieu thereof, elect to receive distribution of such Account in the same time and manner as distribution of his other Accounts. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he again elects within the Election Period not to receive his benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period.

(d) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

(e) Any election under subsections 7.1 (Commencement and For of Distributions), 7.2(c), 7.3(d) (Surviving Spouse Survivor Annuity - Retirement Account and Coherent Accounts), and 7.5(a) (Beneficiaries), with respect to the Participant's Retirement Account and Coherent Accounts, must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Administrative Committee that the consent of the spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

(f) If the Participant dies before his Annuity Starting Date, no annuity shall be payable to his spouse pursuant to this Section and the benefit payable to such spouse, if any, shall be determined under Section 7.3 (Surviving Spouse Survivor Annuity - Retirement Account) or 7.4 (Distributions to Beneficiaries).

7.3 Surviving Spouse Survivor Annuity - Retirement Account and Coherent Accounts.

(a) The Retirement Account and Coherent Accounts in the Trust Fund distributable to a Participant who dies prior to his Annuity Starting Date and who is married on the date of his death shall be distributed in the form of an annuity for the life of his surviving spouse ("Survivor Annuity") unless such Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below or the surviving spouse elects otherwise pursuant to subsection (c) below.

(b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant an annuity contract purchased by the Administrative Committee with the nonforfeitable balance of the Participant's Retirement Account on the Valuation Date preceding the date of purchase. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse of the Participant commencing as soon as practicable thereafter. Any such annuity contract shall be non-assignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

(c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Retirement Account and Coherent Accounts in one lump sum by filing an election with the Administrative Committee at such time and in such manner as the Administrative Committee shall provide.

(d) A Participant may elect not to have a Survivor Annuity paid to his surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below. To be effective any such election shall require the consent of the Participant's spouse as provided in Section 7.2(e) (Qualified Joint and Survivor Annuity - Retirement Account). Any such election may be revoked by the Participant within the Election Period.

(e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35 and who has a nonforfeitable right to any portion of his Retirement Account and Coherent Accounts, the Election Period shall commence on the date of his separation from service with respect to his Accounts as of such date.

(f) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participants' right to revoke an election to waive the Survivor Annuity and the effect of such a revocation. Such information shall be provided within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35, provided however, that:

(i) If an individual becomes a Participant after attaining age 32, the information described above shall be provided no later than the close of the second Plan Year following the date he became a Participant; and

(ii) If a Participant separates from service prior to attaining age 35 and has a nonforfeitable right to his Retirement Account and Coherent Accounts, the combination described above shall be provided to him no later than one year after his Termination Date.

7.4 Distributions to Beneficiaries.

(a) Except as otherwise provided in this Section 7.4, the amount of a deceased Participant's Accounts other than the Retirement Account and Coherent Accounts which are distributable to a beneficiary shall be distributed in one of the forms described in Section 7.1(d)(i) or (ii) (Commencement and Form of Distributions), in accordance with an effective designation filed by the Participant with the Administrative Committee or, if no such designation has been filed, in one of such forms as the beneficiary shall elect.

(b) In the event that the distribution of the Participant's Accounts has begun in accordance with Section 7.1 (Commencement and Form of Distributions), any form of distribution to a beneficiary under this Section 7.4 shall be designed to distribute the balance of the deceased Participant's Accounts at least as rapidly as under the method of distribution in effect at the time of the Participant's death.

(c) If the distribution of a Participant's Accounts has not commenced at the time of his death, any form of distribution to a beneficiary shall be designed to distribute the balance of the deceased Participant's Accounts as follows:

(i) Any portion of the Accounts payable to or for the benefit of an Individual Beneficiary may be distributed over a period not to exceed the life expectancy of such Individual Beneficiary if such payments commence on or before December 31 of the calendar year immediately following the calendar year of the Participant's death, unless such Individual Beneficiary is the surviving spouse of the Participant, in which case such payments must commence on or before the later of (A) December 31 of the calendar year immediately following the calendar year of the death of the Participant or (B) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

(ii) If the Participant's surviving spouse is an Individual Beneficiary and dies prior to the commencement of benefit payments to such spouse, Section 7.4(c)(i) shall be applied as if the Participant's death had occurred on the date of such spouse's death.

(iii) If neither (i) nor (ii) above applies, the balance shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the death of the Participant.

(d) If a beneficiary to whom payments have commenced dies prior to receipt of all such payments, the remaining balance of the Participant's Accounts shall be distributed to any contingent or successor beneficiary at least as rapidly as under the method of distribution in effect at the time of the beneficiary's death, or if there is no such contingent or successor beneficiary, in a lump sum to the deceased beneficiary's estate.

(e) The life expectancy of an Individual Beneficiary shall be determined in accordance with applicable laws and regulations. The life expectancy of a surviving spouse shall be redetermined annually.

7.5 Beneficiaries.

(a) Except as otherwise provided in this Section 7.5, the distributable balance of a deceased Participant's Accounts shall be paid to his surviving spouse.

(b) The Accounts in the Trust Fund which are distributable by reason of a Participant's death, and are not distributable as a Survivor Annuity to the Participant's surviving spouse pursuant to Section 7.3 (Surviving Spouse Survivor Annuity - Retirement Account and Coherent Accounts) shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Administrative Committee in such written form as the Administrative Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time his benefit payments commence which fails to name his surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such election, the Participant established to the satisfaction of the Administrative Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, the spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Administrative Committee a new beneficiary designation (with such spousal consent as may be required). Notwithstanding the foregoing, designation of a beneficiary by a Participant who did not have an Hour of Service after August 22, 1984, shall not require the consent of his surviving spouse to be effective.

(c) If a Participant dies, and to the knowledge of the Administrative Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid to the executor or administrator of the Participant's estate.

(i) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

(A) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

(B) if no such beneficiary has been named, to the executor or administrator of the beneficiary's estate.

7.6 Installment or Deferred Distributions. If distribution is made to a Participant or to the beneficiary of a deceased Participant in installments or is deferred, the undistributed balance shall share in the net earnings or losses (including the net adjustments in the value of the Trust Fund) as provided in Section 5.3 (Unit Values) and such Participant or beneficiary shall be entitled to make elections with respect to the transfer of such balance among the investment Funds in accordance with Section 5.2 (Common Fund).

7.7 Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Administrative Committee may prescribe for such purpose; (b) signed by the Participant and, if required by Sections 7.2(c) (Qualified Joint and Survivor Annuity - Retirement Account and Coherent Accounts) or 7.5 (Beneficiaries) by the Participant's spouse; and (c) filed with the Administrative Committee.

7.8 Unclaimed Distributions. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Administrative Committee, then such amount shall be treated as a forfeiture as of the last day of the Plan Year in which such 2-year period ended, shall reduce the Retirement Contribution and Profit Sharing Contribution of such person's Employer for said Plan Year, and shall be allocated as part of such Contributions to the Trust Fund in accordance with Sections 5.8 (Allocation of Retirement Contribution) and Section 5.9 (Allocation of Profit Sharing Contribution). In the event such person subsequently files a valid claim for such amount, such amount treated as a forfeiture (without any earnings thereon) shall be restored to the Participant's Accounts by an additional Employer Contribution allocable to such Accounts.

7.9 Distributions in Kind. The Administrative Committee shall, upon request of a Participant or beneficiary, distribute amounts from the Fund invested in common stock of the Company in shares of such stock, provided that cash in lieu of any fractional shares shall be distributed. In the event any distributions to a Participant or beneficiary are made in kind, the assets so distributed shall be valued at their fair market value as of the date of distribution.

7.10 Distribution of Participants' After-Tax Account, Rollover Account and Coherent Rollover Accounts. A Participant, with the written consent of his spouse if applicable, may direct the Administrative Committee to make the following payments:

(a) An amount equal to the balance in the Participant's After-Tax Account as determined on the Valuation Date coinciding with or immediately preceding such direction (less any distribution made to the Participant from the Valuation Date to the date of payment).

(b) An amount not to exceed his After-Tax Account on the Valuation Date coinciding with or immediately preceding such action provided the Participant limits such payments to one withdrawal for each Plan Year.

(c) An amount not to exceed the balance in the Participant's Rollover Contribution Account and the Participant's Coherent Rollover Account.

(d) Notwithstanding the foregoing:

(i) No distribution pursuant to this Section 7.10 shall be made which reduces the aggregate balance of the Participant's Accounts below the amount of the unpaid balance of any loan pursuant to Section 7.11 (Loans); and

(ii) Only one distribution from a Participant's Rollover Account pursuant to this Section 7.10 shall be permitted for each Plan Year; and

(iii) No more than an aggregate of two distributions from a Coherent Participant's Coherent Rollover Account under this Section 7.10 and from any Coherent Account under Sections 7.12 (Withdrawals Prior to Termination of Employment and After Age 59-1/2) and 7.13 (pre-59-1/2 Coherent Account Withdrawals; Hardship Withdrawals) shall be permitted for each Plan Year.

(e) Distributions pursuant to this Section 7.10 shall be made from the respective Account invested in the separate Funds. The amounts distributed from such separate Funds shall be determined pursuant to procedures established by the Administrative Committee and subject to the limitations or restrictions thereon imposed by the sponsor(s) of the respective Fund or by Section 5.2(h) (Common Fund).

(f) Any distribution of a Participant's After-Tax Account shall be deemed to be made in the following order:

(i) contributions allocated to the pre-1987 After-Tax sub-account and earnings on the pre-1987 After-Tax sub-account;

(ii) contributions allocated to the post-1986 After-Tax sub-account and earnings on the post-1986 After-Tax sub-account.

(g) Withdrawals made pursuant to this Section 7.10 from a Coherent Participant's Coherent Rollover Account shall be subject to the provisions of Section 7.2 (Qualified Joint and Survivor Annuity - Retirement Account and Coherent Accounts.)

(h) Any distribution from a Participant's Rollover Account and Coherent Rollover Account shall be deemed to be made first from the Rollover Account and then from the Coherent Rollover Account.

7.11 Loans

(a) Upon the submission by the Participant of a written loan application form as prescribed by the Administrative Committee, the Administrative Committee shall grant a loan to such Participant from his Accounts other than the Retirement Account; provided, however, that if the Administrative Committee reasonably believes that the Participant either does not intend to repay the loan or lacks proper financial ability to repay the loan, it shall not grant such a loan. A Participant shall have no more than three loans outstanding at any time.

(b) The amount of any loan shall not be less than $1,000 and shall not exceed 50% of the amount which the Participant would be entitled to receive from his Accounts other than his Retirement Account and his Profit Sharing Account attributable to post-1992 Profit Sharing Contributions, if he had resigned from the service of the Employer and all Affiliates on the date of such authorization; provided, however, that the Administrative Committee may, in its sole discretion, approve a loan in an amount less than $1,000 in the event that a Participant demonstrates financial hardship; provided further, that the amount of such loan shall not exceed $50,000 reduced by the greater of (i) the highest outstanding balance of loans to the Participant from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified, or (ii) the outstanding balance of loans to the Participant from the Trust Fund on the date on which such loan is made or modified.

(c) Such loans shall be made available on a reasonably equivalent basis to all Participants and beneficiaries who have vested Account balances in the Plan and who either (i) are active employees or (ii) are determined by the Administrative Committee to be "parties in interest" as that term is defined in Section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees.

(d) Loans shall be made on such terms as the Administrative Committee may prescribe, provided that any such loan shall be evidenced by a note, shall bear a rate of interest on the unpaid principal thereof commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, shall bear the loan processing fee as the Administrative Committee shall from time to time approve and shall be secured by the Participant's segregated loan account and such other security as the Administrative Committee in its discretion deems appropriate.

(e) Loans shall be repaid by the Participant by payroll deduction (in after-tax dollars) or any other method approved by the Administrative Committee which requires level amortization of principal and the loan fee (which amounts shall be applied to defray the administrative expenses of the Plan) and repayments not less frequently than quarterly. Such loans shall be repaid over a period not to exceed 5 years. This provision does not apply to loans used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant as determined under the applicable Code provisions. Such loans must be repaid over a period not exceeding fifteen years in accordance with procedures established by the Administrative Committee from time to time.

(f) Loans shall be an asset of the Participant's Accounts, shall be made from the respective Accounts invested in the separate Funds and shall be treated in the manner of a segregated loan account. The Accounts from which the loan is deemed made and the amounts withdrawn from the separate Funds to fund the loan shall be determined pursuant to procedures prescribed by the Administrative Committee and subject to the limitations or restrictions thereon imposed by the sponsor(s) of the respective Funds or by Section 5.2(h) (Common Fund). Upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, upon the Participant's termination of employment, or upon termination of the Plan pursuant to Section 11.2 (Termination), such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest and loan fee, may in the Administrative Committee's discretion be charged against the Participant's segregated loan account; provided, that any unpaid balance of such loan, including any unpaid interest and loan fee, shall be charged against the Participant's segregated loan account and, if necessary, other assets of his Accounts, before any distribution to the Participant.

7.12 Withdrawals Prior to Termination of Employment and After Age 59-1/2.

(a) A Participant who has attained age 59-1/2 may elect to withdraw amounts from his Before-Tax Account, After-Tax Account, Rollover Account, Matching Account, Coherent Before-Tax Account and Coherent Rollover Account as of the Valuation Date coinciding with or immediately preceding the date of such withdrawal; provided, however, that during a Plan Year not more than one withdrawal shall be made pursuant to this Section 7.12; provided, further, that during a Plan Year, not more than an aggregate of two withdrawals shall be made by a Coherent Participant from his Coherent Accounts under this Section 7.12, Section 7.10 (Distribution of Participants' After-Tax Account, Rollover Accounts and Coherent Rollover Account) and Section 7.13 (Pre-59-1/2 Coherent Account Withdrawals; Hardship Withdrawals).

(b) Withdrawals made pursuant to this Section 7.12 shall be charged against the Participant's Accounts in the following order:

(i) Pre-1987 After-Tax Account;

(ii) Post-1986 After-Tax Account;

(iii) Rollover Account;

(iv) Matching Account;

(v) Before-Tax Account;

(vi) Coherent Before-Tax Account;

(vii) Coherent Rollover Account.

and made from the separate Funds in which such Accounts are invested pursuant to procedures established by the Administrative Committee, subject to the limitations or restrictions thereon imposed by the sponsor(s) of the respective Funds or by Section 5.2(h) (Common Fund).

7.13 Pre-59-1/2 Coherent Account Withdrawals; Hardship Withdrawals.

(a) A Coherent Participant who has completed at least five (5) Years of Services may elect to withdrawal all or a portion of his Coherent Employer Account and Coherent Rollover Account. Withdrawals made pursuant to this Section 7.13(a) shall be charged against the Coherent Participants Coherent Accounts in the following order; provided, however, that during a Plan Year not more than two withdrawals from a Coherent Participant's Coherent Accounts shall be made pursuant to this Section 7.13, Section 7.10 (Distribution of Participant's After-Tax Account, Rollover Account and Coherent Rollover Account) and Section 7.12 (Withdrawals Prior to Termination and of Employment and After Age 59-1/2).

(b) A Participant who has not attained age 59-1/2 may elect to withdraw his Before-Tax Contributions and Employer Matching Contributions (together with any income allocated to his Before-Tax Account and Matching Account as of December 31, 1988), After-Tax Account, Rollover Account, Coherent Before-Tax Account and Coherent Rollover Account (but only to the extent of the pre-tax contributions made and pre-1989 earnings allocated thereto) upon the determination by the Administrative Committee that he has incurred a financial hardship. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Administrative Committee. The Administrative Committee shall make a determination of "financial hardship" if (i) the distribution is to be made on account of an immediate and heavy financial need of the Participant and (ii) the conditions of paragraph (d) are met.

(c) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Administrative Committee on the basis of all relevant facts and circumstances. A distribution is on account of an immediate and heavy financial need if it is made on account of:

(i) medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to receive medical care described in said Section 213(d);

(ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Code);

(iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

(v) payments necessary to prevent utility shut-off or similar immediate housing needs of the Participant, or the Participant's spouse, children or dependents (as defined in Section 152 of the Code), payments for child custody or dependent sponsorship fees and expenses, payments for emergency travel expenses, and other similar events or expenses determined to be an immediate and heavy financial need by the Administrative Committee.

(d) A distribution will be deemed by the Administrative Committee to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant reasonably demonstrates that all of the following requirements are satisfied:

(i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the distribution; and

(ii) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all of the plans maintained by the Employer; and

(iii) the Participant will not make any Before-Tax Contributions for twelve months after receiving the hardship distribution; and

(iv) notwithstanding the limitations set forth in Section 3.5 (Limitations on Before-Tax Contributions Under the Savings Program), the Participant will restrict in all plans maintained by the Company his Before-Tax Contributions in his next taxable year following the taxable year of the hardship distribution to an amount not in excess of the applicable limit under 402(g) of the Code, minus the amount of his Before-Tax Contributions for the taxable year of the hardship distribution.

(e) Any withdrawals under this Section 7.13 shall not reduce the non-forfeitable portion of the Participant's Accounts below an amount equal to the amount of any unpaid loan made pursuant to Section 7.11 (Loans).

(f) Withdrawals made pursuant to this Section shall be charged against the respective Accounts invested in the separate Funds. The amounts withdrawn from such separate Funds shall be determined pursuant to procedures established by the Administrative Committee and subject to the limitations or restrictions thereon imposed by the sponsor(s) of the respective Funds or by Section 5.2(h) (Common Fund).

(g) Withdrawals made pursuant to this Section 7.13 shall be charged against the Participant's Accounts in the order provided in Section 7.12(b) (Withdrawals Prior to Termination of Employment and After Age 59-1/2).

(h) Withdrawals made pursuant to this Section 7.13 from a Coherent Participant's Coherent Accounts shall be subject to the provisions of Section 7.2 (Qualifying Joint and Survivor Annuity-Retirement Account and Coherent Accounts).

7.14 Eligible Rollover Distributions.

(a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee (as defined in Section 7.14(b) below) may elect at the time and in the manner prescribed by the Administrative Committee to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover (as defined in Section 7.14(c) below).

(b) For purposes of Section 7.14(a) above, a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(c) For purposes of Section 7.14(a) above, a direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

7.15 Facility of Payment. When, in the Administrative Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Administrative Committee may direct the Trustee to make payments:

(a) directly to the Participant or beneficiary;

(b) to a duly appointed guardian or conservator of the Participant or beneficiary;

(c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

(d) to an adult relative of the Participant or beneficiary; or

(e) directly for the benefit of the Participant or beneficiary.

Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Administrative Committee.

7.16 Claims Procedure.

(a) Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Administrative Committee, may file a claim in writing with the Administrative Committee.

(b) The Administrative Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

(i) the specific reason or reasons for the denial;

(ii) specific references to pertinent Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv) an explanation of the Plan's claim review procedure.

(c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

(i) submit a written request for review to the Administrative Committee;

(ii) review pertinent documents; and

(iii) submit issues and comments in writing.

(d) The Administrative Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

(e) The 90-day and 60-day periods described in subsections (b) and (d), respectively, may be extended at the discretion of the Administrative Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

(f) Participants and beneficiaries shall not be entitled to challenge the Administrative Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Administrative Committee's decisions made pursuant to this Section shall be final and binding on Participants, beneficiaries and others.

ARTICLE 8
Top-Heavy Plan Requirements

8.1 Top-Heavy Definitions. For purposes of this Article 8:

(a) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during the Determination Period was an officer of the Employer or an Affiliate if such individual's annual compensation exceeds 50% of the defined benefit dollar limitation in Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation, a Five-Percent Owner, or a One-Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Section 415 Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the Top-Heavy Determination Date and the 4 preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(b) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

(i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%;

(iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(c) The "Top-Heavy Ratio" shall be determined as follows:

(i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

(iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

(f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

(g) "Present Value" shall be based on an interest assumption of 5% and a post-retirement mortality assumption based on the UP-1984 Mortality Table.

(h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

8.2 Top-Heavy Plan Requirements.

(a) Except as otherwise provided in (ii) and (iii) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Section 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Sections 401(a)(4) or 410, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Section 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Section 415 Compensation less than a stated amount.

(i) The provision in (i) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

(ii) The provision in (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under (i) above.

(b) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

(c) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in Section 6.5 (Vesting), provided that Section 6.5 (Vesting) shall apply to the extent that the nonforfeitable percentage thereunder is greater than the following schedule:

Years of Service	Nonforfeitable Percentage
Less than 2	0
2 but less than 3	20
3 but less than 4	40
4 but less than 5	60
5 or more	100

The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to after-tax contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the account balances of any employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

ARTICLE 9
Powers and Duties of Committees

9.1 Appointment of Committees.

(a) The Board of Directors shall name an Administrative Committee (the "Administrative Committee") to consist of not less than 3 persons to serve as administrator and named fiduciary of the Plan. The Board of Directors shall also name an Investment Committee hereunder to review investment performance of the Trust Fund, to establish the investment policy for the Trustee, to direct investment of the assets of the Trust Fund and to take such other action provided in this Plan. Any person, including directors, shareholders, officers and employees of the Employer, shall be eligible to serve on the Committees. Every person appointed a member of the Committees shall signify his acceptance in writing to the Board of Directors.

(b) Members of the Committees shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committees may resign by giving ten days advanced written notice to the Company and other Committee members. Such resignation shall become effective at delivery or at any later date specified therein. While there is a vacancy in the membership on a Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

(c) Usual and reasonable expenses of the Committees shall be paid by the Trustee out of the principal or income of the Trust Fund except to the extent the Employer agrees to pay such expenses in whole or in part. The members of the Committees shall not receive any compensation for their services as such.

9.2 Powers and Duties of Administrative Committee. Except as otherwise provided in this Article 9, the Administrative Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Administrative Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 9, the Administrative Committee shall have the following discretionary authorities:

(a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

(b) To prescribe procedures and regulations to be followed by Participants or beneficiaries with respect to the filing of elections, requests, applications for benefits, consents and waivers, which procedures and regulations may include the utilization of telephone voice response, internet or intranet systems or other electronic media as an equivalent means for filing written paper documents.

(c) To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan and a Participant's or beneficiary's rights hereunder, which manner may include utilization of a telephone voice response, internet or intranet system, or other electronic media as an equivalent means for filing written paper documents.

(d) To request and receive from each Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

(e) To furnish the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

(f) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

(g) To fix and determine the respective amounts payable by the Employers pursuant to Article 3 (Contributions by Employer).

(h) To take such action not included within responsibilities allocated to the Board of Directors, the Investment Committee, or the Trustee under the provisions of the Plan as may be needed to carry out the orderly administration of the Plan.

(i) To determine all questions relating to the eligibility, benefits and other rights of employees, Participants and Beneficiaries under the Plan.

(j) To allocate fiduciary responsibilities (other than trustee responsibilities) among its members and to designate other persons to carry out nonfiduciary and fiduciary responsibilities (other than trustee responsibilities).

(k) To take such action as it deems appropriate to correct any errors or omissions with respect to the administration of the Plan, including but not limited to causing to be allocated from future Contributions to the Trust Fund or causing distributions from the Trust Fund to be withheld, accelerated or adjusted in order to accord to a Participant or beneficiary the allocations to his Accounts or distributions therefrom to which he is entitled under the Plan.

9.3 Powers and Duties of the Investment Committee.

(a) Except for responsibilities retained by the Board of Directors of the Company, the Investment Committee shall have the responsibility to (i) review investment performance of the Trust Fund; (ii) establish Investment Funds pursuant to Section 5.2 (Common Fund); (iii) direct the Trustee with regard to the investment of assets; and (iv) such other responsibilities as may be delegated to it by the Board or pursuant to the Plan or Trust Agreement.

(b) In connection with these responsibilities, the Investment Committee shall have the following powers and duties:

(i) to establish investment guidelines and objectives for the investment of the Trust Fund and each Investment Fund as a part thereof, including, but not by way of limitation, the establishment of additional investment funds or the consolidation of one or more of the existing funds;

(ii) to review the performance of and appoint and dismiss the Trustee;

(iii) to receive, review and retain (as it deems convenient or proper) reports of the investments and the receipts and disbursements of the Trust Fund from the Trustee and/or any Investment Managers; and

(iv) to manage the investment of any assets for which the Investment Committee serves as investment advisor.

(c) The Investment Committee may, subject to periodic review, (i) allocate or delegate among its members certain powers, (ii) authorize one or more of its members or an agent to execute or deliver any instruments or make payment on the Investment Committee's behalf, and (iii) utilize the services of agents and employ persons to perform ministerial, clerical, record keeping, consulting or legal services to assist the Investment Committee in the performance of its duties.

(d) The Investment Committee shall maintain records and accounts showing the fiscal transactions and performance evaluations of the Trust Fund. At least annually, the Investment Committee shall submit to the Board a report regarding the operation of the Trust during the past year and shall also submit such other reports as the Board shall request.

9.4 Committee Procedures.

(a) Each Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

(b) A majority of the members of each Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committees at any meeting shall be by the vote of the majority of the members of the Committees present at the meeting. Each Committee may act without a meeting by written consent of a majority of its members.

(c) Each Committee may elect one of its members as chairman and shall appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Company of such actions in writing. The secretary shall keep a record of all actions of the Committees and shall forward all necessary communications to the Company or the Trustee.

(d) Filing or delivery of any document with or to the secretary of a Committee in person or by registered or certified mail, addressed in care of the Company, shall be deemed a filing with or delivery to the Committee.

9.5 Consultation with Advisors. Each Committee (or any fiduciary designated by a Committee) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

9.6 Committee Members as Participants. Each Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

9.7 Records and Reports. Each Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan. At the end of each Plan Year and such other periods as the Administrative Committee may determine, the Administrative Committee will provide each Participant with a statement of the balances in his Accounts.

9.8 Investment Policy.

(a) As provided in Section 9.3 (Powers and Duties of the Investment Committee), the Investment Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

(b) Subject to Section 5.2 (Common Fund) relating to the establishment and investment of assets among the Investment Funds, Section 9.3 (Powers and Duties of the Investment Committee and (c) below relating to management of assets for which the Investment Committee serves as investment advisor and (c) below relating to the authority of Investment Managers, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Investment Committee.

(c) The Investment Committee may in its discretion manage or may appoint one or more Investment Managers to manage (including the power to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Investment Committee, in which event the Trustee shall not be liable for the acts or omissions of the Investment Committee or any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of the Investment Committee or any such Investment Manager except as directed. Any such Investment Manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

(d) The term "Investment Manager" shall mean: (i) a registered investment adviser under the Investment Advisers Act of 1940; (ii) a bank as defined in the Investment Advisers Act of 1940; or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets.

9.9 Designation of Other Fiduciaries. Each Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.

9.10 Obligations of Each Committee.

(a) Each Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Company shall notify each Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Company shall also be responsible for notifying each Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

(b) Each Committee is hereby authorized to act solely upon the basis of such notifications from the Company and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Company by any officer thereof shall constitute a notification therefrom; except that any action by the Company or its Board of Directors with respect to the appointment or removal of a member of a Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company.

(c) Each Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

(d) Each Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

9.11 Indemnification of Each Committee. Each Employer shall indemnify members of each Committee and its authorized delegates who are employees of an Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Employer's state of incorporation.

ARTICLE 10
Trustee and Trust Fund

10.1 Trust Fund. A Trust Fund to be known as the Tellabs, Inc. Profit Sharing and Savings Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

10.2 Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

10.3 Trustee's Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

10.4 Reversion to the Employer. An Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:

(a) within one year of the date of payment of a contribution by an Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact; and

(b) within one year of the date on which any deduction for a contribution by an Employer under Section 404 of the Code is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

(c) at the termination of the Plan, any amounts with respect to its employees remaining in the Excess Forfeiture Suspense Account; and

(d) upon satisfaction of all liabilities for Medical Benefits arising out of the operation of Article 14 (Retiree Medical Benefits), any amounts remaining in the Medical Benefits Account.

ARTICLE 11
Amendment or Termination

11.1 Amendment. The Company reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by an Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.

11.2 Termination. The Company further reserves the right to terminate this Plan at any time.

11.3 Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors or by an officer of the Company or by any person so duly authorized by resolution of the Board of Directors.

11.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

(a) Except as provided in Section 10.4 (Reversion to Employer), no amendment shall operate either directly or indirectly to give an Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

(b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as they are constituted at the time of the amendment.

(c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Service is permitted to elect, within such reasonable period after the adoption of such an amendment as the Company may designate, to have the nonforfeitable percentage of his Employer Account and Matching Account computed under the Plan without regard to such amendment. The period for making such election shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted, (ii) the date the Plan amendment becomes effective, or (iii) the date the Participant is issued written notice of the Plan amendment by the Administrative Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Employer Account and Matching Account cannot at any time be lower than such percentage determined without regard to such amendment.

(d) Except as permitted by applicable law, no amendment shall eliminate an optional form of benefit.

11.5 Level of Benefits upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

11.6 Vesting upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.

(a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 11.2 (Termination). In the event of any termination or partial termination within the meaning of the Code, or in the event an Employer permanently discontinues the making of contributions to the Plan, the Retirement Account and Post-1992 Profit Sharing Account of each affected Participant who is employed by such Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

(b) In the event an Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein within the time prescribed in Article 7 (Distributions). However, if, after such discontinuance the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a date to be the Determination Date for all Participants whose Determination Date has not yet occurred, and the Trustee shall thereupon, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each such Participant his Accounts in the Trust Fund. Such date shall also constitute the final distribution date for each Participant or beneficiary whose Accounts are being distributed in installments. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate.

(c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Administrative Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his Accounts in the Trust Fund. Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)), the Accounts of such Participant shall be transferred to such other plan unless the distributable balance of such Accounts does not exceed $5,000 or the Participant consents to distribution of such Accounts. If the vested balance of a Participant's Accounts at the time of any distribution to the Participant exceeds $5,000, then the vested balance of a Participant's Accounts at any subsequent time shall be deemed to exceed $5,000. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

ARTICLE 12
Miscellaneous

12.1 No Guarantee of Employment, Etc. Neither the creation of the Plan nor anything contained in the Plan or Trust Agreement shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of an Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

12.2 Rights of Participants and Others.

(a) Except as may be provided in the Plan with respect to loans to Participants, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

(b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from an Employer or the Trustee from or as a result of the Plan and Trust.

12.3 Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Administrative Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order entered on or after January 1, 1985, which the Administrative Committee determines to be a qualified domestic relations order described in Section 414(p) of the Code. Effective September 1, 1997, distribution of a Participant's Accounts, or any portion thereof, to an alternate payee under a qualified domestic relations order, shall, unless such order otherwise provides, be made in a lump sum as soon as administratively practicable after the Administrative Committee has determined that the order is qualified under Code Section 414(p).

12.4 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan.

12.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.6 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Administrative Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Administrative Committee, or if no such address was filed with the Administrative Committee, then to the last post-office address of the Participant or beneficiary as shown on an Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Administrative Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary, nor shall any Employer, Committee, director, officer, employee or agent of any of them be liable for any loss, cost or expense associated with any Participant's or beneficiary's failure to so file such Participant's or beneficiary's address with the Administrative Committee.

12.7 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

ARTICLE 13
Adoption by Affiliates

13.1 Adoption of Plan. Subject to any resolution or terms of any agreement approved by the Board of Directors or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate's board of directors, a certified copy of which shall be filed with the Company, the Administrative Committee and the Trustee. Upon such adoption, such Affiliate shall become an "Employer."

13.2 The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 13.1 (Adoption of Plan) hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor either of the Committees nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3 (Contributions by Employer).

13.3 Adoption of Amendments.

(a) Any Employer which adopts this Plan pursuant to Section 13.1 (Adoption of Plan) may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.

(b) Any Employer shall be deemed conclusively to have assented to any amendment of this Plan by the Company without the necessity of any affirmative action on the part of such Employer.

13.4 Termination. Any Employer which adopts this Plan pursuant to Section 13.1 (Adoption of Plan) may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

13.5 Data to Be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 13.1 (Adoption of Plan) shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its Participants.

13.6 Joint Employers. If a Participant receives Considered Compensation during a Plan Year from more than one Employer, the total amount of such Considered Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Considered Compensation paid to such Participant by the Employer.

13.7 Expenses. Except to the extent paid by the Employers, all expenses of the Plan shall be paid from the Trust Fund as the Administrative Committee from time to time may direct in accordance with the Trust Agreement.

13.8 Withdrawal. An Employer may withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

13.9 Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.

ARTICLE 14
Retiree Medical Benefits

14.1 Medical Benefits Account. Effective April 1, 1999, there is created, established and maintained a separate Medical Benefits Account as part of the Retirement Program for the purposes of providing certain medical benefits to Eligible Individuals in accordance with this Article 14 and Code Section 401(h).

14.2 Retiree Medical Benefits Definitions. For purposes of this Section 14, the following definitions shall apply:

(a) Dependent. The term "Dependent" shall mean any individual who is entitled to benefits under the Health Plan as a dependent of an eligible retiree; any of the following; provided that (ii) such individual is a "dependent" within the meaning of Code Section 152.

(b) Eligible Individual. The term "Eligible Individual" shall mean an Eligible Retiree or a Dependent.

(c) Eligible Retiree. The term "Eligible Retiree" shall mean an individual who:

(i) is a Participant in the Retirement Program and who retires under circumstances which entitle the Participant to receive retiree medical benefits under the Health Plan; and

(ii) is not a Key Employee (as defined in Code Section 416(i)(1)) at any time during the current Plan Year and has not been a Key Employee at any time during any previous Plan Year for which contributions were made to the Medical Benefits Account.

(d) Health Plan. The term "Health Plan" shall mean Tellabs Retiree Medical Plan, or such other medical plan maintained by an Employer, but only as such plan relates to retired individuals and dependents, as such Retiree Medical Plan or plans may be amended from time to time, and the provisions of such Plan or plans are incorporated herein by reference.

(e) Medical Benefits. The term "Medical Benefits" shall mean the benefits specified and payable under Section 14.6 (Medical Benefits) from the Medical Benefits Account.

(f) Medical Benefits Account. The term "Medical Benefits Account" shall mean the separate account established pursuant to Section 14.3 (Separate Account) for contributions to fund Medical Benefits payable under this Section 14.

14.3 Separate Account. A Medical Benefits Account shall be maintained with respect to contributions to fund the benefits payable under this Article 14, which shall be kept separate (for record-keeping purposes only) from the amounts contributed to the Retirement Program to fund all other benefits. The funds in the Medical Benefits Account shall be invested as the Investment Committee shall determine, and may, but need not be, invested in one or more of the Funds; provided, however, that in no event shall amounts allocable to the Medical Benefits Account be invested in the Tellabs Stock Fund.

14.4 Impossibility of Diversion Prior to Satisfaction of All Liabilities. Prior to the satisfaction of all liabilities under this Article 14 to provide for the payment of Medical Benefits, no part of the corpus or income of the Medical Benefits Account may be used for, or diverted to, any purpose other than the providing of Medical Benefits or the payment of any necessary or appropriate expenses attributable to the administration thereof.

14.5 Reversion upon Satisfaction of All Liabilities. Any amounts which are contributed to fund Medical Benefits and that remain in the Medical Benefits Account upon the satisfaction of all liabilities arising out of the operation of this Article 14 are to be returned to the Employer in accordance with Section 10.4 (Reversion to the Employer).

14.6 Medical Benefits. The Medical Benefits payable from the Medical Benefits Account shall be limited to the payment of medical benefits for Eligible Individuals under the Health Plan. Notwithstanding any other provision of this Article 14, the Medical Benefits paid out of the Medical Benefits Account at any time shall be limited to the amount in such Account. The Medical Benefits provided under the Health Plan and the contributions by the Employers to fund said Medical Benefits shall not discriminate in favor of Highly Compensated Employees.

14.7 Coordination with Health Plan. Medical Benefits under the Medical Benefits Account shall be provided by reimbursing, no less frequently than annually, the Employers or other paying agent under the Health Plan for amounts not to exceed the aggregate Medical Benefits, as defined in Section 14.6 (Medical Benefits), for Eligible Individuals.

14.8 Employer Contributions. All contributions to fund Medical Benefits provided under the Medical Benefits Account shall be made by the Employers. The Employers may, in their discretion, contribute to the Medical Benefits Account amounts which in the aggregate shall not exceed the amount reasonably estimated to cover the total cost of the Medical Benefits to be provided hereunder. Such total cost shall be determined in accordance with any generally accepted actuarial method which is reasonable in view of the provisions and coverage of the Health Plan, the investment of the Medical Benefits Account and other applicable considerations. Notwithstanding the foregoing, Employer contributions to the Medical Benefits Account shall be limited so that the aggregate actual contributions made to the Medical Benefits Account shall not exceed twenty-five percent (25%) of the total aggregate actual contributions made after April 1, 1999 under the Retirement Program to the Retirement Accounts of Participants and the Medical Benefit Account. At the time an Employer makes a contribution to the Retirement Program, it shall designate the portion allocable to the Medical Benefits Account.

14.9 Reservation of the Right to Terminate Medical Benefits. In addition to the rights set forth in Article 11 (Amendment or Termination), the Employers reserve the right to amend, suspend, curtail or terminate the Medical Benefits provided hereunder or under the Health Plan at any time.

APPENDIX A TO THE TELLABS ADVANTAGE PROGRAM
APPLICABLE TO FORMER PARTICIPANTS IN THE
STEINBRECHER CORPORATION SALARY DEFERRAL PLAN

This Appendix A sets forth provisions applicable to Participants in the Plan who were employees of Steinbrecher Corporation (now known as "Tellabs Wireless, Inc.") on April 17, 1996, who became Participants in the Plan on April 17, 1996 or July 1, 1996, and/or whose assets and liabilities were subsequently transferred from the Steinbrecher Corporation Salary Deferral Plan (the "Steinbrecher Plan") to the Trust as a result of the merger of the Steinbrecher Plan into the Plan ("Former Steinbrecher Participants"). Except to the extent expressly modified by this Appendix A, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Steinbrecher Participants. The provisions of this Appendix A shall, unless provided otherwise, be effective as of April 17, 1996.

A.1 A new definition of Steinbrecher Plan shall be added reading as follows:

"Steinbrecher Plan" means the Steinbrecher Corporation Salary Deferral Plan as in effect on June 30, 1996, and as amended from time to time thereafter up to and including its merger into the Plan."

A.2 Section 2.1A shall be added reading as follows:

"2.1A Special Provision Applicable to Former Steinbrecher Participants. Notwithstanding the foregoing provisions of Section 2.1 (Eligibility Requirements), a Former Steinbrecher Participant who is an Eligible Employee on April 17, 1996 shall become a Participant as of that date with respect to the ability to receive an allocation of Retirement Contributions and Profit Sharing Contributions under Section 5.4 (Eligibility to Share in the Employer Contribution and Forfeitures) of the Plan. A Former Steinbrecher Participant who is an Eligible Employee on July 1, 1996 shall become a Participant as of that date with respect to the ability to make Before-Tax Contributions and to receive Matching Contributions under Section 3.2 (Before-Tax Contribution) of the Plan. Any other Eligible Employee of Tellabs Wireless, Inc. shall become a Participant on the Entry Date coinciding with or next following the later of (i) the end of the first Eligibility Period in which he completes 1,000 Hours of Service or (ii) his 21st birthday; provided, however, that any person who has attained age 21 and has completed 1,000 Hours of Service in his first nine months of continuous employment shall be eligible to participate on the Entry Date coinciding with or next following the end of such 9-month period."

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A.3 Section 3.4A shall be added reading as follows:

"3.4A Profit Sharing Contribution Under the Savings Program Applicable to Former Steinbrecher Participants for the Quarter Ended June 30, 1996. Subject to the provisions of Section 3.1 (Employer Contributions), the Employer shall pay to the Trustee for the calendar quarter ending June 30, 1996 an amount which, together with the forfeitures allocable for such calendar quarter, shall be equal to .4% (four-tenths of one percent) of the Considered Compensation of each Former Steinbrecher Participant for the period beginning April 17, 1996 and ending June 30, 1996. The Employer shall also pay to the Trustee for such calendar quarter such additional amounts, if any, as the Board of Directors shall determine. Such contributions are, collectively, known as the `Profit Sharing Contribution'".

A.4 Section 3.6A shall be added reading as follows:

"3.6 Retirement Contribution Under the Retirement Program Applicable to Former Steinbrecher Participants for the Quarter Ended June 30, 1996. Subject to the provisions of Section 3.1 (Employer Contributions), the Employer shall pay to the Trustee for the calendar quarter ending June 30, 1996 an amount which, together with the forfeitures allocable for such calendar quarter, shall be equal to 3.6% (three and six-tenths percent) of the Considered Compensation of each Former Steinbrecher Participant for the period beginning April 17, 1996 and ending June 30, 1996. Such contribution is known as the `Retirement Contribution'".

A.5 Section 6.6A shall be added reading as follows:

"6.6A Recognition of Service under the Steinbrecher Plan. Solely with respect to Former Steinbrecher Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Steinbrecher Plan."

A.6 Section 11.5A shall be added reading as follows:

"11.5A Merger. Effective as of the close of June 30, 1996 or such later date as the Committee may, in its sole discretion, determine, the Steinbrecher Plan shall be merged into the Savings Plan portion of the Plan with all accrued benefits under the Steinbrecher Plan becoming accrued benefits under this Plan and such amounts shall be allocated among the Profit Sharing, Matching and Before-Tax Accounts of such Participants as the Committee shall determine. To the extent required by law or otherwise appropriate, the provisions of this Appendix A and the applicable provisions of the Plan shall be deemed to apply retroactively to the Steinbrecher Plan."

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